SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                ------------------
                                    FORM 8-K


                CURRENT REPORT PURSUANT TO SECTION 13 or 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported) - June 3, 2002


                                ------------------


                        STANDARD MICROSYSTEMS CORPORATION
             (Exact name of registrant as specified in its charter)


            DELAWARE                                  11-2234952
   (State or other jurisdiction of                 (I.R.S. Employer
    incorporation or organization)                Identification No.)



                   80 Arkay Drive, Hauppauge, New York    11788
               (Address of principal executive offices) (Zip Code)


                                 (631) 435-6000
              (Registrant's telephone number, including area code)

                                ------------------

Item 5.   Other Events
----------------------

          On June 4, 2002, Standard Microsystems Corporation (SMSC) announced the June 3, 2002 completion of its acquisition of Gain Technology Corporation
(Gain). Based in Tucson, Arizona, Gain is engaged in the development and supply of high-speed, high-performance analog and mixed-signal communications integrated circuits and proprietary intellectual property cores.

          SMSC acquired all of Gain's outstanding capital stock by merger in exchange for approximately 749,000 shares of SMSC common stock, valued at $17.9 million, and $17.0 million of cash, the source of which was SMSC's cash balances. Under the terms of the Merger Agreement, approximately 224,000 of the shares will be held in an escrow account as security for certain indemnity obligations of Gain's former shareholders. Up to $17.5 million of additional consideration, payable in SMSC common stock and cash, may be issued to Gain's former shareholders during SMSC's fiscal 2004 upon satisfaction of certain future performance goals. The amount of consideration was determined by arms length bargaining.

          The Agreement and Plan of Merger dated April 29, 2002 by and among SMSC, SMSC Sub, Inc., a wholly-owned subsidiary of SMSC, and Gain, and the press release dated June 4, 2002, are attached as Exhibit 2.1 and Exhibit 99.1, respectively, to this Form 8-K, and are incorporated herein by reference.


Item 7.   Financial Statements and Exhibits
-------------------------------------------

(c) Exhibits.
-------------

Exhibit No.    Description of Exhibit
-----------    ----------------------

   2.1 Agreement and Plan of Merger dated as of April 29, 2002, by and among Standard Microsystems Corporation, SMSC Sub, Inc., and Gain Technology Corporation.

   99.1 Press release, dated June 4, 2002, announcing the completion of the acquisition of Gain Technology Corporation.

                                   SIGNATURES
                                   ----------


Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                        STANDARD MICROSYSTEMS CORPORATION
                        ---------------------------------

                                  (Registrant)


Date:  June 19, 2002      By:   /s/ ANDREW M. CAGGIA
                                --------------------
                                Andrew M. Caggia
                                Senior Vice President and
                                Chief Financial Officer,
                                and Director
                                (Principal Financial Officer)

                                INDEX TO EXHIBITS


Exhibit No.    Description
-----------    -----------

   2.1 Agreement and Plan of Merger dated as of April 29, 2002, by and among Standard Microsystems Corporation, SMSC Sub, Inc., and Gain Technology Corporation.

   99.1 Press release, dated June 5, 2002, announcing the completion of the acquisition of Gain Technology Corporation.

 Exhibit 2.1
------------


          AGREEMENT AND PLAN OF MERGER, dated as of April 29, 2002, made among STANDARD MICROSYSTEMS CORPORATION, a Delaware corporation ("Parent"); SMSC SUB INC., an Arizona corporation ("Merger Sub") and a wholly owned subsidiary of Parent; and GAIN TECHNOLOGY CORPORATION, an Arizona corporation ("Company").

                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS, the board of directors and stockholders of Merger Sub and the board of directors of Company have determined that it is the best interests of each such company and its respective stockholders for Merger Sub to merge with and into Company, with Company being the surviving corporation, upon the terms and subject to the conditions set forth herein;

          WHEREAS, it is intended by the parties hereto that the merger contemplated herein shall not constitute a tax-free reorganization with the meaning of Section 368(a) of the Code.

          NOW, THEREFORE, the parties agree as follows:

                                   ARTICLE I

                                  THE CLOSING
                                  -----------

          1.1. Effective Time of the Merger. Subject to the provisions of this Agreement, as early as practical on the Closing Date, assuming that all conditions precedent to the obligations of each of the parties to consummate the Merger have been met, Company shall cause duly executed Articles of Merger in the form of Exhibit 1.1A (the "Articles of Merger") to be submitted to the Arizona Corporation Commission in accordance with the provisions of Sections 10-1101 through 10-1108 of the Arizona Revised Statutes (the "ARS"), and, upon the filing thereof by the Commission, the Merger shall become effective (the "Effective Time").

          1.2. Closing. Except as otherwise agreed by Parent and Company, the closing (the "Closing") shall occur on June 3, 2002. At the Effective Time, Parent shall deliver to Bryan Cave LLP, counsel to Company, share certificates registered in the name of each of the Shareholders, respectively, representing, in the aggregate, the total number of shares of Parent Common Stock required by Sections 1.5(a) and (b), and checks representing immediately available funds payable to each of the Shareholders, respectively, representing, in the aggregate the total amount of cash consideration payable pursuant to those Sections (such cash, the "Initial Cash Consideration" and such shares of Parent Common Stock and the Initial Cash Consideration, the "Initial Consideration") which such counsel shall deliver to the Shareholders entitled to receive the same. Company will cause such counsel promptly to mail the Initial Consideration to the Shareholders.

          1.3.  Effects of the Merger.

                (a) At the Effective Time, (i) the separate existence of Merger Sub shall cease, and Merger Sub shall be merged with and into Company (Merger Sub and Company are sometimes referred to herein as the "Constituent Corporations"; with respect to periods after the Effective Time, Company is sometimes referred to herein as the "Surviving Corporation"; and such merger is referred to herein as the "Merger"); (ii) the articles of incorporation of Company (the "Articles of Incorporation") shall be the articles of incorporation of Surviving Corporation; (iii) the by-laws of Merger Sub as in effect immediately prior to the Effective Time shall be the by-laws of Surviving Corporation; and (iv) except as set forth on Exhibit 1.3, those persons who immediately prior to the Effective Time are (A) directors of Merger Sub, shall be the directors of Surviving Corporation and (B) officers of Merger Sub, shall be the officers of Surviving Corporation, in each case until their respective successors are duly elected and qualified.

                (b) At and after the Effective Time, title to all real estate and other property owned by each of Constituent Corporations shall vest in the Surviving Corporation without reversion or impairment, and Surviving Corporation shall automatically have all of the Liabilities of each Constituent Corporation, and any proceeding pending against any Constituent Corporation may be continued as if the Merger did not occur or Surviving Corporation may be substituted in the proceeding for the corporation whose existence ceased.

          1.4. Effect on Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of any Shareholder or the holder of any capital stock of Merger Sub:

                (a) Capital Stock of Company. Except as provided in Sections 1.4(c), 1.4(d), or 1.5(e), each issued and outstanding share of Company Common Stock shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive (i) the Initial Consideration, (ii) any amount payable pursuant to Section 1.7, and (iii) the Contingent Payments, if applicable, as shall be determined pursuant to Section
1.5 (the "Merger Consideration"). Each certificate representing any such Company Common Stock shall thereafter represent only the right to receive the Merger Consideration pursuant to the terms hereof or otherwise under Sections 10-1301 through 10-1331 of the ARS.

                (b) Capital Stock of Merger Sub. Each issued and outstanding share of the capital stock of Merger Sub shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into a share of common stock of Surviving Corporation, and each certificate representing any such Merger Sub capital stock shall thereafter represent instead only the right to receive an equal number of shares of common stock of Surviving Corporation.

                (c) Treasury Stock and Parent-Owned Company Stock. All shares of Company Common Stock that are owned by Company as treasury stock and any shares of Company Common Stock owned by Parent, Merger Sub, or any other wholly owned subsidiary of Parent or Company shall be canceled, and no Merger Consideration or other consideration shall be paid, delivered, or received in respect thereof.

                (d) Dissenting Shareholders. Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time and that are held by a Shareholder who shall not have voted in favor of the Merger and who shall have complied with all of the relevant provisions of Sections 10-1301 through 10-1331 of the ARS with respect to a demand for payment for his shares of Company Common Stock ("Dissenting Shares") shall not be converted into the right to receive the Merger Consideration, but instead, such Shareholder shall be entitled to receive such consideration as shall be determined pursuant to Sections 10-1301 through 10-1331 of the ARS; provided, however, that if such Shareholder shall have failed to perfect or shall have effectively withdrawn or lost his rights to dissent under Sections 10-1301 through 10-1331 of the ARS, each of such Shareholder's shares of Company Common Stock shall thereupon be deemed to have been converted into the right to receive, as of the Effective Time, the Merger Consideration, without any interest thereon, in accordance with Section 1.4(a), and such Shareholder shall forfeit his dissenter's rights as provided by Sections 10-1301 through 10-1331 of the ARS. The Company shall give Parent notice of all such dissenting Shareholders, and Parent shall have the right to participate in all negotiations and proceedings with respect to any demands for payment by any dissenting Shareholders. The Company shall not, except with the prior written consent of Parent, voluntarily make or agree to make any payment with respect to, or settle or offer to settle, any such demands for payment.

          1.5.  Computation of Merger Consideration.

                (a) Election Shares. At the Effective Time, each share ("Election Share") of Company common stock, no par value (the "Company Common Stock"), outstanding immediately before the Effective Time as to which the holder thereof in accordance with the terms hereof shall have elected (a
"Section 1.5A Election") that this Section 1.5(a) shall apply, shall be converted into the right to receive:

                     (i) An amount of cash equal to the excess of (X) the product obtained by multiplying the Per Share Value by .45 over (Y) the Election Share Cash Amount;

                     (ii) An amount of Parent Common Stock equal to the product obtained by multiplying (X) the quotient obtained by dividing the Per Share Value by the Average Stock Price by (Y) .55; and

                     (iii) Any amount to be distributed pursuant to Section 1.7.

                (b) Nonelection Shares. At the Effective Time, each share of Company Common Stock outstanding immediately before the Effective Time as to which the holder thereof shall not have made a Section 1.5A Election, other than Dissenting Shares and shares described in Section 1.4(c), (a "Nonelection Share") shall be converted into the right to receive

                     (i) An amount of cash equal to the excess of (X) the product obtained by multiplying the Per Share Value by .5 over (Y) the Nonelection Share Cash Amount;

                     (ii) An amount of Parent Common Stock equal to the product obtained by multiplying (X) the quotient obtained by dividing the Per Share Value by the Average Stock Price by (Y) .5; and

                     (iii) Any amount to be distributed pursuant to Section 1.7.

                (c)  Contingent  Payments. At each  Contingent Payment Date, (X)
for each Election Share beneficially owned other than by the beneficial owner of any Disqualified Share, Parent shall distribute to such beneficial owner (A) an amount of cash equal to the product obtained by multiplying the Per Share Contingent Amount by .45 and (B) an amount of Parent Common Stock equal to the quotient obtained by dividing (I) the product obtained by multiplying the applicable Per Share Contingent Amount by .55 by (II) the Average Stock Price, and (Y) for each Election Share, other than a Disqualified Share, beneficially owned by the beneficial owner of any Disqualified Share, Parent shall distribute the amounts of cash and stock respectively referred to in clauses (X)(A) and
(X)(B), in each case multiplied by a fraction, (I) the numerator of which shall be the sum of the number of Election Shares beneficially owned other than by the beneficial owner of any Disqualified Share and the number of Nonelection Shares, and (II) the denominator of which shall be such sum plus the number of Disqualified Shares. At each Contingent Payment Date, for each Nonelection Share, excluding any Disqualified Share, outstanding immediately before the Effective Time, Parent shall distribute to the holder thereof (X) an amount of cash equal to the product obtained by multiplying (A) the applicable Per Share Contingent Amount by (B) .5 and (Y) an amount of Parent Common Stock equal to the quotient obtained by dividing the amount computed pursuant to the immediately preceding clause (X) by the Average Stock Price.

                     (i) USB GT3200 Contingent Payment. Parent shall distribute any Contingent Payment respecting revenue during Parent's 2003 fiscal year, from the GT3200 USB 2.0 Discrete IC PHY chip product (the "USB GT3200"), as determined pursuant to Schedule 1.5(c)(i), within 15 days after Parent shall have filed its Annual Report on Form 10-K for Parent's 2003 fiscal year.

                     (ii) 1Q04 Contingent Payment. Parent shall distribute any Contingent Payment respecting Company's 2004 fiscal first quarter, as determined pursuant to Schedule 1.5(c)(ii), within 15 days after Parent shall have filed its Form 10-Q for the quarter ending May 31, 2003.

                     (iii) Enabled Revenue Contingent Payment. Parent shall distribute any Contingent Payment respecting Enabled Revenue, as determined pursuant to Schedule 1.5(c)(iii), within 15 days after Parent shall have filed its Annual Report on Form 10-K for Parent's 2003 fiscal year.

                (d)  Definitions. For purposes of this Section 1.5,

                     (i) "Average Stock Price" shall mean $22.64, which is the sum of the closing prices of a share of Parent Common Stock as reported by the NASDAQ Stock Market for the period of 20 consecutive trading days ending April 10, 2002 divided by 20.

                     (ii) "Contingent Payment" means each of the distributions specified in Sections 1.5(c)(i), 1.5(c)(ii), and 1.5(c)(iii).

                     (iii) "Contingent Payment Date" means the date on which a Contingent Payment is distributed pursuant to Sections 1.5(c)(i), 1.5(c)(ii), or 1.5(c)(iii).

                     (iv) "Disqualified Share" shall mean, for any holder of Company Common Stock who is the beneficial owner of more than 50% of the issued and outstanding Company Common Stock (the "Disqualified Holder") at the Closing (on a fully diluted basis, after giving effect to the exercise or conversion of all options, warrants, or other convertible securities issued by the Company as of the Closing, whether or not currently exercisable or convertible, other than any options, warrants or other convertible securities held by Parent, as if such exercise or conversion had occurred immediately prior to the Closing), any share of Company Common Stock that at the Closing would entitle such Disqualified Holder to receive more than the Disqualified Holder's Eligible Percentage of any Contingent Payment, if such share were not a Disqualified Share, provided that the aggregate amount of distributions not made in respect of Disqualified Shares to such Disqualified Holder with respect to the maximum amount of aggregate Contingent Payments under Section 1.5(c) shall not exceed $2,500,000. For the purposes of this definition, the term "Eligible Percentage" shall mean the quotient of (A) the excess of (i) the product of (a) the quotient of the total amount of Election Shares beneficially held by the Disqualified Holder (on a fully diluted basis as determined in the immediately preceding sentence) divided by the total amount of outstanding Election Shares and Nonelection Shares (on a fully diluted basis as determined in the immediately preceding sentence), multiplied by (b) 17,500,000, over (ii) 2,500,000, divided by (B) 17,500,000, with such quotient expressed as a percentage.

                     (v)  "Election   Share  Cash  Amount"  means  the  quotient
obtained  by  dividing  the  Election  Share  Holdback by the number of Election
Shares.

                     (vi)"Election Share Holdback" means the product obtained by multiplying the Initial Holdback by the Holdback Ratio.

                     (vii) "Holdback Ratio" means the quotient obtained by dividing (X) the product obtained by multiplying the number of Election Shares by .45 by (Y) the sum of (A) the product obtained by multiplying the number of Election Shares by .45 and (B) the product obtained by multiplying the number of Nonelection Shares by .5.

                     (viii) "Nonelection Share Cash Amount" means the quotient obtained by dividing (X) the excess of the Initial Holdback over the Election Share Holdback by (Y) the number of Nonelection Shares.

                     (ix) "Per Share Contingent Amount" means the product obtained by multiplying (X) the quotient obtained by dividing the Contingent Payment computed pursuant to Sections 1.5(c)(i), 1.5(c)(ii), or 1.5(c)(iii), as the case may be, by the sum of the number of Election Shares and Nonelection Shares by (Y) the quotient obtained by dividing (A) the sum of the number of Election Shares beneficially owned other than by the beneficial owner of any Disqualified Share plus the number of Nonelection Shares plus the number of Disqualified Shares, by (B) the sum of such number of Election Shares beneficially owned other than by the beneficial owner of any Disqualified Share plus the number of Nonelection Shares.

                     (x) "Per Share Value" means the quotient obtained by dividing $31,500,000 by the sum of the Election Shares and Nonelection Shares.

                (e) No Fractional Shares. No certificates or scrip representing fractional shares of Parent Common Stock shall be issued, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Parent. Insofar as practical, fractional shares that each Shareholder would otherwise receive shall be aggregated into whole shares of Parent Common Stock.

                (f) Parent Common Stock Transfer Restrictions; Registration. Any Parent Common Stock distributed as Merger Consideration, shall be subject to restrictions on transfer, as set forth in the agreement to be signed by each Shareholder as a condition to Parent's obligation to consummate the transactions contemplated hereby (the "Agreement with Shareholder"), and Parent will register such shares for resale on the terms set forth in such Agreement with Shareholder.

                (g)  Model  Computations.   Exhibit    1.5  sets   forth   model
computations under Sections 1.5(a) and 1.5(c).

          1.6. Adjustments For Changes in Parent Common Stock. All amounts referred to in Sections 1.5(a), (b) and (c) shall be adjusted appropriately for any stock split, stock dividend, reverse stock split or like changes in the outstanding Parent Common Stock. For purposes of Section 1.5(c) and (f) references to Parent Common Stock, Election Share, Non-Election Share, Disqualified Share, or any other term referring to Parent Common Stock shall include any capital stock or other security distributed in respect thereof by Parent or any other Person or that otherwise might constitute a Restricted Security as defined in the Agreement Key-Officer Shareholder. For the purposes of determining the Contingent Payment payable under Section 1.5(c)(ii), and the calculation of the Parent's consolidated net income per share, all amounts referred to in such Section and Schedule 1.5(c)(ii) shall be adjusted appropriately for any stock split, stock dividend, reverse stock split, or like change in the number of outstanding shares of Parent Common Stock, so that the effect of such changes in the number of outstanding shares of Parent Common Stock shall not adversely affect the amount of the Contingent Payment otherwise payable pursuant to such Section and Schedule.

          1.7. Initial Consideration Holdback. Within 30 days after the Effective Time, Arthur Andersen LLP shall deliver to Parent and Millaway (as representative of the Key Officers) a reasonably detailed statement setting forth any amount (the "Final Holdback") by which $750,000 (the "Initial
Holdback") exceeds any amount by which (X) the sum of Company Debt and Transaction Expenses, immediately prior to the Effective Time, exceeds (Y) $3,000,000. Absent manifest error, such statement shall bind all parties hereto and the Shareholders. Within 10 days after delivery of such statement, for each Election Share outstanding immediately before the Effective Time, Parent shall distribute to the holder thereof an amount equal to the quotient obtained by dividing (X) the product obtained by multiplying the Final Holdback by the Holdback Ratio by (Y) the number of Election Shares, and for each Nonelection Share outstanding immediately before the Effective Time, Parent shall distribute to the holder thereof an amount equal to the quotient obtained by dividing (A) the product obtained by multiplying (i) the Final Holdback by (ii) the excess of one over the Holdback Ratio by (Y) the number of Nonelection Shares.


                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES
                                   OF COMPANY
                         ------------------------------

     Company represents and warrants to Parent and Merger Sub as follows:

          2.1. Organization; Authority; Due Authorization. Except as otherwise set forth in Schedule 2.1 attached hereto:

                2.1.1. Organization and Good Standing. Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Arizona and has all requisite corporate power to own, lease, and operate the Assets and to carry on the Business as presently conducted. Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the current nature of the Business or the location of the Assets requires such qualification except where the failure to be so qualified, licensed or in good standing will not result in an Adverse Change. Schedule 2.1, except for premises owned or leased by consultants to Company at which Company stores product samples, sets forth each address at which Company holds any Assets or any Company office is located and each jurisdiction in which Company is so qualified.

                2.1.2. Authority to Execute and Perform Agreements. Company has all requisite corporate power and authority to enter into, execute, and deliver this Agreement and each Additional Agreement to which it shall be a party and to perform fully Company's obligations hereunder and thereunder.

                2.1.3. Due Authorization. Subject only to obtaining shareholder approval of the Plan of Merger embodied by this Agreement ("Plan of Merger"), as required by Sections 10-1301 through 10-1331 of the ARS ("Shareholder Approval"), all corporate action required to be taken by Company's Board of Directors and Shareholders to authorize Company to execute, deliver, and perform each obligation of Company under this Agreement and each Additional Agreement to which Company shall be a party has been taken and remains in full force and effect.

                2.1.4. Specific Board Action. Without limiting any other representation or warranty hereunder, the Board of Directors of Company has unanimously (a) adopted the Plan of Merger; (b) authorized the execution and delivery of this Agreement and each Additional Agreement to which it shall be a party and performance by Company of each of its obligations thereunder and consummation of the transactions contemplated hereby and thereby, including the Merger; (c) determined that each of this Agreement and the Plan of Merger is fair to and in the best interests of the Shareholders; to recommend that the Shareholders vote their Company Common Stock to approve the Agreement; and that such recommendation shall be included in the Solicitation Documents; and (d) resolved to call a Shareholders' meeting to approve the Plan of Merger.

                2.1.5. Vote Required. The affirmative vote of not less than a majority of the votes that the holders of record of the outstanding Company Common Stock are entitled to cast at a special meeting of Shareholders duly called, noticed and convened and at which the requisite quorum is present (in person or by proxy), is the only vote necessary to constitute Shareholder Approval.

          2.2. Charter Documents; Legality. Company has previously delivered to Parent true and complete copies of its Articles of Incorporation and by-laws, minute books, and stock books, as in effect or constituted on the date hereof. Subject to obtaining Shareholder Approval and making the filings and giving the notices necessary to effectuate the Merger under Law, the execution, delivery, and performance by Company of this Agreement or any Additional Agreement to which Company is to be a party has not violated and will not violate, and consummation by Company or the Key Officers of the transactions contemplated hereby or thereby will not violate, any of the foregoing charter documents or any Law or Order to which Company or its property is subject.

          2.3. Capitalization and Ownership of Company Common Stock. The authorized capital stock of Company consists solely of 12,000,000 shares of Company Common Stock, of which 11,792,300 shares (and no more) are outstanding and owned by the Shareholders as set forth in Schedule 2.3. To the Company's knowledge, each Shareholder owns the shares set forth beside such Person's name on Schedule 2.3, free and clear of any Encumbrance, except as set forth on
Schedule 2.3. The name of each Option Holder and the number of shares of Company Common Stock subject to such Option Holder's Company Stock Option (a complete and accurate copy of which previously has been delivered to Parent) are set forth on Schedule 2.3, and no other security or instrument exercisable or exchangeable for or convertible into Company capital stock is outstanding. Except as set forth on Schedule 2.3, there is no Contract (other than this Agreement) that requires or under any circumstance would require (a) Company to issue, or grant any right to acquire, any Company capital stock, or security or instrument exercisable or exchangeable for or convertible into, any Company capital stock or to merge, consolidate, dissolve, liquidate, restructure, or recapitalize or (b) any holder of Company capital stock to transfer any Company capital stock or interest therein. The issuance of all outstanding Company capital stock has been duly authorized, and all such capital stock is or has been validly issued, fully paid, and nonassessable.

          2.4. Subsidiaries. Company has no subsidiaries and does not or otherwise control any Person, is not a partner of or joint venturer with any other Person, and owns no debt, equity, or other kind of investment in any other Person, except as included as current assets on the Balance Sheet.

          2.5. Affiliates. Other than the Key Officers, Company is not controlled by any Person, and Company is not in common control of a Person with any other Person. Except as set forth in Schedule 2.5, to the Company's knowledge, none of the Key Officers (x) engages in any business, except through Company, or is an employee of or provides any Real Property, material service for compensation to any other business concern or (y) beneficially owns any equity security of any business concern, except for publicly traded securities constituting less than 1% of the class thereof. Schedule 2.5 lists each Contract, arrangement, or understanding to which Company and any Key Officer, any family member of a Key Officer, or any business concern identified on
Schedule 2.5 are parties (excluding any participation by any such individual in a Company group insurance or like benefit plan available to Company employees generally). Except as disclosed in Schedule 2.5, none of the Key Officers or any Affiliate of them (excluding Company) (i) owns, directly or indirectly, in whole or in part, any Real Property, material tangible property, or Intellectual Property that Company uses or the use of which is necessary for Company's conduct of the Business, or (ii) has engaged in any transaction with Company other than on arms'-length terms.

          2.6. No Consents Required. Except as set forth on Schedule 2.6, neither the execution or delivery of this Agreement or any Additional Agreement nor the consummation of the transactions contemplated herein or therein by
Company or any Key Officer (a) does or will violate, conflict with, or constitute a default under, cause, permit, or result in any termination, acceleration, or loss or creation of any right or obligation under any Contract or the creation or imposition of any Encumbrance other than Permitted Encumbrances upon any of the Assets or any Company Common Stock beneficially owned by any Key Officer or (b) require any approval authorization, consent, license, or permit of or designation, declaration, filing, registration, or notice with or to any Authority ("Government Approval") or of any other party to any Contract ("Third Party Consent").

          2.7. Enforceability. This Agreement and each Additional Agreement to which Company or any Key Officer is a party is, and as of the Closing Date, will be the legal, valid, and binding Agreement of such Person, and each other Additional Agreement to which Company or any Key Officer is to be a party, upon execution thereof by such Person, will be, the legal, valid, and binding obligation of such Person, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the rights of creditors generally and available equitable remedies, and except as the enforcement of the indemnification provisions may be limited by securities Laws or held to be against public policy.

          2.8.  Financial Condition.

                2.8.1. Financial Statements. Schedule 2.8.1 sets forth (a) (i) the audited balance sheets of Company as of December 31, 2001 and the related audited statements of operations, shareholders' equity and cash flows for the year ended December 31, 2001; (ii) the audited balance sheets of Company as of December 31, 2000 and the related audited statements of operations, shareholders' equity, and cash flows for the year ended December 31, 2000; and
(iii) the reviewed balance sheets of Company as of December 31, 1999, and the reviewed statements of operations and cash flows of Company for the fiscal years ended December 31, 1999. Except as otherwise disclosed in Schedule 2.8.1 or with respect to matters in such unaudited or reviewed financial statements that would be disclosed in notes thereto, said financial statements (a) were prepared from and in accordance with Company's Books and Records in accordance with GAAP; (b) fairly present Company's financial condition and the results of its operations as of the relevant dates thereof and for the periods covered thereby; and (c) contain and reflect all necessary adjustments and accruals for a fair presentation of Company's financial condition and the results of its operations for the periods covered by said financial statements.

                2.8.2. No Undisclosed Liabilities. Schedule 2.8.2 is a complete and accurate list of all of Company's Liabilities as of April 19, 2002. Since April 19, 2002, Company has incurred no Liabilities, except for trade or business obligations incurred in connection with the operation of the Business in the ordinary course and consistent with past practices (none of which Liabilities is individually or are in the aggregate material or is for breach of contract, breach of warranty, tort (including product liability) or infringement) or arising under any Disclosed Contract in the ordinary course of performance thereof (and not from breach thereof).

                2.8.3. Inventories. Schedule 2.8.3 lists all Company's Inventories as of its date, which is a date within ten days of the date hereof, in accordance with GAAP. Except as set forth in Schedule 2.8.3 or Schedule 2.12.2A, Company owns all such Inventory free and clear of any Encumbrance other than Permitted Encumbrances, and no items included in such Inventories are held by Company on consignment from others.

                2.8.4. Accounts Receivable. Schedule 2.8.4 lists all of Company's Accounts Receivable as of its date, which is a date within five days of the date hereof, in accordance with GAAP. Except as set forth in Schedule 2.8.4, all Accounts Receivable represent bona fide sales of inventory or services of Company in the ordinary course of the Business and are fully collectible, net of any reserves shown on the Balance Sheet or identified in
Schedule 2.8.4, and Company owns all such Inventory free and clear of any Encumbrance other than Permitted Encumbrances.

                2.8.5.  Absence  of  Certain  Changes.  Except as  disclosed  in
Schedule 2.8.5, or expressly contemplated by this Agreement or any Additional Agreement, since the Balance Sheet Date, Company has conducted the Business only in the ordinary course consistent with past practices and has not:

                (a) suffered any change, event, or condition that, in any case or in the aggregate, has had or could reasonably be expected to cause a material adverse change in the financial condition or operating results of Company, the Business, or the Assets (before or after the Closing) (an "Adverse Change"), it
being          agreed,           however,           that          XXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX    after    Parent
publicly announces the execution of this Agreement shall not constitute an Adverse Change;

                (b) incurred any Liability, except as contemplated in Section 2.8.2;

                (c) subjected any Assets or permitted or suffered any Assets to be subjected to any Encumbrance other than Permitted Encumbrances;

                (d) sold,transferred, leased to others or otherwise disposed of any of the Assets, except for Inventory or otherwise in the ordinary course of the Business;

                (e) breached, amended, or terminated any Disclosed Contract or Government Approval or received any notice of breach or termination of any of the same;

                (f) declared or made any payment of dividend or other distribution to any Shareholder or upon or in respect of any Company capital stock, or issued, purchased, retired or redeemed, or obligated itself to issue any capital stock except for Company Stock Options listed on Schedule 2.3 or shares of Company Common Stock issuable upon exercise of Company Stock Options listed on Schedule 2.3, or to purchase, retire or redeem, any Company capital stock or capital stock;

                (g) been subject to any labor union organizing activity, suffered any actual or threatened employee strike, work stoppage, slow-down or lock-out, or any material change in its relations with its employees or consultants, or suffered any actual or threatened claim of wrongful discharge, or other unlawful labor practice or proceeding;

                (h) paid or promised (absolutely or conditionally) to pay any bonus or other special compensation to or changed or agreed to change the rate of salary, bonus, commission, or other compensation, fee, or remuneration, of any employee, officer, director, salesman, distributor, or consultant or adopted or amended any employee benefit plan or policy;

                (i) terminated the employment of any employee or received any notice that any employee intends to terminate his employment;

                (j) changed its accounting methods or practices (including, without limitation, any change in depreciation or amortization policies or rates) or revalued any of the Assets, for financial or Tax reporting purposes;

                (k) entered into any transaction, contract or commitment other than in the ordinary course of the Business and consistent with its prior practices; or

                (l) entered into any agreement or made any commitment to take any of the types of action described in subparagraphs (a) through (k) above.

                2.8.6. Company Liabilities. Schedule 2.8.6 sets forth a good faith estimate of each item of Company Debt or Transaction Expense that will be used in computing the Final Holdback.

          2.9. Tax Matters. Except as disclosed on Schedule 2.9, within the times and in the manner prescribed by Law, Company has filed all required Tax Returns, which accurately and completely reflected Company's Tax Liability for the respective periods covered thereby, has paid or provided for all Taxes shown thereon to be due and owing by it and has paid or provided for all deficiencies or other assessments of Taxes, interest or penalties owed by it; no Tax Authority has asserted any claim for the assessment of any additional Taxes of any nature with respect to any periods covered by any such Tax Returns; all Taxes required to be withheld or collected by Company have been duly withheld or collected and, to the extent required, have been paid to the proper taxing Authority or properly segregated or deposited as required by Law. Each Tax Return filed by Company fully and accurately reflects its liability for Taxes for such year or period and accurately sets forth all items (to the extent required to be included or reflected in such returns) relevant to its future liabilities for Taxes, including the Tax basis of its properties and assets. No audit of any Company Tax Return is in progress or, to the knowledge of Company, threatened. Company has not waived or extended any applicable statute of limitations relating to the assessment of any Taxes. No issue has been raised with Company by any Tax Authority that is currently pending in connection with any Tax Return. No material issue has been raised in any examination by any Tax Authority with respect to Company which, by application of similar principles, reasonably could be expected to result in a proposed deficiency for any other period not so examined. There are no unresolved issues or unpaid deficiencies relating to any such examination. All copies of Tax Returns furnished by Company to Parent were accurate and complete copies of the Tax Returns filed with the relevant Tax Authorities.

          2.10. Compliance with Laws; Governmental Matters. Except as otherwise disclosed on Schedule 2.10 or as disclosed pursuant to Section 2.9 (Tax Matters), 2.11 (Litigation), 2.12 (Property of Company), 2.15 (Employee Plans) or 2.19 (Environmental Matters), Company has in all material respects complied with, and is now in all material respects in compliance with, all Laws, and no material capital expenditure will be required to insure continued compliance therewith; Company possesses each Government Approval material to or necessary for the conduct of the Business as currently conducted, and Company now is and has at all relevant times in the past been in compliance with each thereof; each such Government Approval is identified on Schedule 2.10; and Company neither has received notice nor knows of any proceeding or other action, pending or threatened, to revoke, amend, or limit any Government Approval and has no basis to believe that any such proceeding or action would result from the consummation of the transactions contemplated hereby or that any such Government Approval would not be renewed in the ordinary course.

          2.11. Litigation. Except as otherwise disclosed in Schedule 2.11 or as disclosed pursuant to Sections 2.9 (Tax Matters), 2.10 (Compliance with Laws; Governmental Matters), 2.12 (Property of Company), 2.15 (Employee Plans) or 2.19 (Environmental Matters), Company neither has received notice nor knows of any pending or threatened adverse claim, dispute, governmental investigation, suit, action, arbitration, legal, administrative or other proceeding by or against or otherwise affecting Company, any of the Assets, any Key Officer, St. Pierre or any employee identified on Schedule 5.5; there exists no Order enjoining or requiring Company to take any action of any kind with respect to the Business or the Assets; and none of Company, or, to the knowledge of Company, any Key Officer, St. Pierre or other employee identified on Schedule 5.5 has been permanently or temporarily enjoined from engaging in or continuing any conduct or practice.

          2.12. Property of Company.

                2.12.1. Real Property.

                (a) Company owns no Real Property. Company has delivered to Parent true, correct, and complete copies of each lease for Real Property to which Company is a party, and all amendments thereto. Each such lease, together with all amendments, is listed in Schedule 2.12.1 and, to the knowledge of Company, is valid, and enforceable by Company, with respect to the other party thereto, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the rights of creditors generally and available equitable remedies, and except as the enforcement of the indemnification provisions may be limited by securities Laws or held to be against public policy.

                (b) Since January 1, 2000, Company has not experienced any material interruption in the delivery of adequate quantities of any utilities (including, without limitation, electricity, natural gas, potable water, water for cooling or similar purposes and fuel oil) or other public services (including, without limitation, sanitary and industrial sewer service) required by Company in the operation of the Business.

                2.12.2. Tangible Personal Property. Schedule 2.12.2A identifies each item of Tangible Personal Property owned by Company, excluding office supplies, listed in the order in which they were acquired within subclass codes, and including the date of acquisition, cost of acquisition, and, for each subclass code, the subtotal of the acquisition costs, and any contract relating to the possession or use of such item of Tangible Personal Property. (The information in such schedule relating to acquisition cost or date or subclass is for Parent's convenience and shall not constitute a representation or warranty by Company.) Schedule 2.12.2B identifies each item of Tangible Personal Property used in the Business or otherwise held by Company, but not owned by Company and the owner of, and any Contract relating to the possession or use of, such item of Tangible Personal Property. Company does not own or lease any motor vehicle. Except as disclosed in Schedule 2.12.2A or 2.12.2B:

                (a) Company has good and marketable title to each item of the Tangible Personal Property owned, used, or otherwise held by it, free and clear of any Encumbrance other than Permitted Encumbrances; and

                (b) each item of Tangible Personal Property owned, used, or otherwise held by Company (other than items of Tangible Personal Property that are not material to the Business) is in good operating condition and repair, usable in the ordinary course of the Business.

                2.12.3. Intellectual Property.

                (a)  Schedule  2.12.3A  sets  forth  an  accurate  and  complete categorized list of each registered Mark, registered mask work right, Patent, registered copyright, or Internet domain name registration or extant application for any Mark, mask work right, patent, registered copyright, or Internet domain name (collectively, "Registered IP"), including title, serial number, expiration date, and relevant jurisdiction, owned by Company, alone or jointly, or that Company is entitled to be assigned, alone or jointly; the identity of any joint owner (or joint assignee); and the Contract or other circumstance pursuant to which any such joint ownership or right of assignment arose. Company previously has delivered to Parent complete and accurate copies of all material correspondence or any memorandum of oral communication between Company and examining authorities or any other third party regarding any such Registered IP in Company's possession. Schedule 2.12.3A also describes each invention or unregistered mask work right or copyright owned by Company alone or jointly respecting which, as evidenced in writing, Company is contemplating filing an application for a patent or registration that has not been filed and identifies any joint owner (or joint assignee) and Contract or other circumstance pursuant to which joint ownership of such invention or mask work right or copyright arose. Company previously has delivered to Parent complete and accurate copies of all material written correspondence or any memorandum of oral communication between Company and or any other third party regarding any such invention in Company's possession.

                (b) Schedule 2.12.3B (i) lists each Contract to which Company is a party relating to any item of Intellectual Property owned by Company, alone or jointly, used by Company in the Business, or to which Company has any right, including a right to use ("Company Intellectual Property"), excluding any generally commercially available software costing less than $1,000 per end user;
(ii) specifies which of such Contracts requires payment of any royalty, license fee, or other compensation not fully paid as of the date hereof and whether such payment is payable to or by Company; and (iii) identifies (A) each Company Registered IP development of which (x) was funded by a third Person (including any officer, director, employee, or shareholder of Company), (y) was conducted by or as a joint venture, in partnership, or otherwise in collaboration, with any other Person (except an employee solely in his or her capacity as such), or
(z) to Company's knowledge used any Intellectual Property of a third Person (including any officer, director, employee, or shareholder of Company) and (B) any Contract pursuant to which same occurred. Except as disclosed in Schedule 2.13A, none of the Intellectual Property owned or used by Company and identified in Contracts specified on Schedule 2.16 is subject to (a) any material contractual restriction on the manner in, purpose for, or location at which same may be used (including any restrictions on disclosure to or use by Parent or any subsidiary of Parent that would be in effect following the Closing), or (b) other restriction on any use of same that would result from consummation of the transactions contemplated by this Agreement. Schedule 2.12.3B includes any SIG, adopters, contributors, or other industry initiative or standards-body agreement to which Company is a party or by which Company otherwise is bound. Except as otherwise disclosed on Schedule 2.12.3B, Company has never sold or designed any product using an Inter-Integrated Circuit bus or adapted for use with an Inter-Integrated Circuit bus. The term "Inter-Integrated Circuit bus" (commonly known as "I2C") shall mean that particular bus developed in the early 1980's by Koninklijke Philips Electronics N.V. and all subsequent versions, a recent version of which is specified at the following website: www.semiconductors.com/buses/i2c/facts.

                (c) Except as set forth in Schedule 2.12.3A or Schedule 2.12.3B,
(i) Company is, and after consummation of the transactions contemplated hereby will be, the owner of all right, title, and interest in and to all and each item of Company Intellectual Property owned by it, free and clear of any Encumbrance, and has, and after consummation of the transactions contemplated hereby will continue to have, the right to use any Intellectual Property that it has previously used in the conduct of the Business or that will be necessary lawfully to complete development of products currently under development, or to fulfill its obligations under contracts to which it is a party; (ii)
consummation of the transactions contemplated hereby will not result in the imposition of any Encumbrance on any of the Company Intellectual Property; and
(iii) consummation of the transactions contemplated hereby will not in any manner adverse to Company or Parent affect any Contract, understanding, or arrangement identified in Schedule 2.12.3A or Schedule 2.12.3B.

                (d) To Company's knowledge, all registrations of Company Registered IP are valid and in full force and effect and applications therefor have been properly filed and are in proper form, and none of the foregoing is subject to any past due Taxes or other governmental charges, maintenance fees or actions.

                (e) To Company's knowledge, there are no Orders, claims, actions, judicial, or other adversary proceedings, disputes, or disagreements concerning any item of the Company Intellectual Property.

                (f) Except as set forth in Schedule 2.12.3F, Company has not violated, infringed, or misappropriated and is not now violating, infringing, or misappropriating any copyright, Patent, Mark, mask work right, Trade Secret, or other proprietary right belonging to any other Person, and no Person has made any assertion inconsistent with the foregoing. To the knowledge of Company, no Person has (i) violated, infringed, or misappropriated or is now violating, infringing or misappropriating any copyright, Patent, Mark, mask work right, Trade Secret, or other proprietary right belonging to Company; (ii) made any unauthorized disclosure of any Company Intellectual Property; or (iii) to threatened to do so.

                (g) None of Company's confidential information has been used, divulged or appropriated for the benefit of any Person, other than Company, or to the detriment of Company. Company has taken reasonable security measures to protect the secrecy, confidentiality, and value of its confidential information.

                (h) Except as set forth in Schedule 2.12.3H, upon commencement of employment with Company, and prior to disclosure to any Company employee of any Trade Secret or other confidential information, each Company employee (whether now or at any time previously employed) executed an agreement with Company in one of the forms set forth in Schedule 2.12.3H; subject to any exception stated therein, each such agreement has vested fully, exclusively, and irrevocably in Company all Intellectual Property developed, created, or invented in whole or in part, or alone or together with others, by each Company employee during the term of his or her employment with Company and is otherwise reasonably believed by Company to be enforceable by Company in accordance with its terms; and to the knowledge of Company, no employee has breached or threatened to breach any term thereof. Prior to hiring any employee or engaging any consultant, Company uses and has always used reasonable measures to ensure that any work performed by such employee or consultant on Company's behalf will not violate any confidentiality or Intellectual Property assignment agreement binding such employee or consultant or otherwise violate any Intellectual Property or other proprietary right of any third party.

                2.12.4. Use Restrictions. Except as disclosed in Schedule 2.12.2B, Schedule 2.12.3A, or Schedule 2.12.3B, none of the Tangible Personal Property or Intellectual Property owned or used by Company is subject to (a) any material contractual restriction on the manner in, purpose for, or location at, which same may be used (including any restriction on disclosure to or use by Parent or any subsidiary of Parent that would be in effect following the Closing), or (b) other restriction on any use of same that would result from the consummation of the transactions contemplated hereby.

                2.12.5.  Necessary  Properties.  (a)  Except  as  set  forth  in
Schedule 2.12.5, as of the date hereof, the Assets include all of the Real Property, tangible personal property, and Intellectual Property used for the lawful conduct of the Business as conducted to the date hereof.

                2.12.6.  Products.

                (a) Schedule 2.12.6A lists every model or version of every product currently or heretofore sold by Company and every product currently under development, as evidenced in writing, by Company, together with any certification by any Authority (e.g., FCC) or private or quasi-public standards body or other third party as to safety (e.g., UL, CSA) or compatibility (e.g., IEEE, ITF, MPEG, USB, Microsoft Windows), or like certification applicable to such product. Except as disclosed on Schedule 2.12.6A, (i) Company is not a party to any Contract prohibiting or giving any third party the right to prohibit Company from selling any such product, in any geographical area or otherwise; and (ii) Company is not a party to any Contract permitting any other Person to make any such product, except for sale solely to Company. Each distribution, sales representative, or like Contract covering any such product is listed on Schedule 2.12.6A. Company has not exported any product in violation of any United States Law requiring an export license respecting export of such product. Company has no basis to believe that it will not receive from its foundry, TSMC, and Company's packager, multiproject wafer packaged devices for Revision F1 and Revision G0 of the GT3100/GT3200 by the end of April 2002.

                (b) Schedule 2.12.6B lists every product designed and completed for a Company design services client insofar as such products have been tracked in a Company project routing sheet. To the Company's knowledge
XXXXXXXXXXXXXXXXXXXXXXXXXXX XXXXXXXXXXXXXXXXXXXXXXXXXX the products listed on Schedules 2.12.6A and 2.12.6B perform materially free of bugs, viruses or other malicious code, programming errors, or manufacturing or design defects and otherwise in accordance with the specification utilized for development of such product (unless waived by the Company customer or Company, as applicable), end-user documentation (if prepared by Company) or other information of which Company is aware and on which Company customers could reasonably be expected to rely.

                (c) Schedule 2.12.6C sets forth all express warranties applicable to Company's products and services and a warranty claims history since January 1, 1997. The manufacturing standards applied to, and testing procedures used by Company for, the products listed on Schedule 2.12.6A comply in all material respects with the specification utilized for such manufacturing or testing (unless waived) and with all applicable Laws promulgated, administered or enforced by any Authority.

          2.13. Contracts.

                (a) Schedule 2.13A sets forth an accurate and complete list of each Contract (including each amendment) binding Company or to which any of the Assets is subject, except (i) any Contract specifically listed on a schedule pursuant to Sections 2.3, 2.5, 2.12, 2.14, 2.15.1, 2.17, 2.18 or 2.19; (ii) any
Contract, all obligations, rights and liabilities of which may be terminated by Company on not more than 30 days notice without payment of any damages or penalties or (iii) any Contract not so listed and not involving total payments exceeding $3,000 (each Contract required to be listed in Schedule 2.13A or pursuant to any such Section, a "Disclosed Contract"). Company has previously delivered to Parent an accurate and complete copy (including all amendments) of each Disclosed Contract and any other confidentiality agreement to which Company is a party or, binding or benefiting Company that by its terms does not prohibit the disclosure thereof.

                (b)  Except as disclosed in Schedule 2.13A:

                     (i) each Disclosed Contract is the valid, legal and binding obligation of Company and, to the knowledge of Company, of the other contracting party, enforceable in all material respects in accordance with its terms against the other contracting party and is in full force and effect, except as the same may be limited to bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the rights of creditors generally and available equitable remedies, and except as the enforcement of the indemnification provisions may be limited by securities Laws or held to be against public policy;

                     (ii) to the knowledge of Company XXXXXXXXXXXXXX XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX (x) no other contracting party to any Disclosed Contract is now in material breach thereof or has breached the same in any material respect prior to the date hereof; (y) there is no anticipated material breach thereof by any such party; and (z) there is not now, nor has there been prior to the date hereof, any disagreement or dispute arising under any Disclosed Contract that has not been resolved to Company's satisfaction;

                     (iii) Company is not in material breach of and has fulfilled all material obligations required pursuant to each Disclosed Contract to have been performed by it prior to the date hereof; Company has no knowledge of any anticipated material breach thereof by Company XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX;

                     (iv) Company has fully complied with all Laws applicable to its performance of any Contract with or for the benefit of any Authority, including without limitation Laws relating to pricing, cost accounting or allocation, or reporting thereof.

                     (v) Company is not a party to, nor bound by, any Contract that restricts the conduct of the Business anywhere in the world.

                (c) Schedule 2.13C sets forth a complete and accurate list of each proposed amendment to any Disclosed Contract or proposed agreement, arrangement, commitment, or other understanding under current discussion between Company and any third party that would be required to be disclosed as a Disclosed Contract, if same had been executed as of the date hereof. Copies of the most recent draft of such proposed agreement, arrangement, commitment, or other understanding and all other documents, if any, evidencing the current status of such discussion have previously been delivered to Parent, or, in absence of such documents, a summary of such status is set forth in Schedule 2.13C. Except as otherwise disclosed on Schedule 2.13C, (i) neither Company nor any of the Key Officers has offered, given, promised to give, or authorized giving, directly or indirectly, any money or anything else of value to any official of an Authority, political party, political official, or candidate for political office in connection with the Business in violation of any applicable Law; and (ii) Company is not a party to any non-binding business arrangement with any Affiliate of Company or any other Person, including, without limitation, with respect to the purchase, sale, lease or exchange of property by or to the Company or the rendering of any services by or to the Company, except to the extent the same are in the ordinary course of and pursuant to the reasonable requirements of the Business and upon fair and reasonable terms (x) no less favorable to Company than Company would obtain in a comparable arm's-length transaction with an unaffiliated Person, or (y) not materially more favorable to Company than Company could obtain in a comparable arm's-length transaction with an unaffiliated Person, in either case which, if such non-binding business arrangement terminated, would cause an Adverse Change.

          2.14. Compensation;  Employment  Agreements.  Company has delivered to
Parent an accurate payroll list as of February 28, 2002 identifying all officers, directors and key employees of Company. Company has provided to Parent true, complete and correct copies of any employment Contract for persons listed on such payroll list and all directors.

          2.15. Employee Plans.

                2.15.1.  Copies of Plans.  Schedule  2.15.1  lists all  employee benefit plans, all Company employee welfare benefit plans, all employee pension benefit plans, including Company's Profit Sharing Plan and Section 401(k) Plan (the "Section 401(k) Plan"), all multi-employer plans and all multi-employer welfare arrangements (as defined in Sections 3(3), (1), (2), (37) and (40), respectively, of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), which are currently maintained and/or sponsored by Company, or any benefit plans or arrangements, formal or informal, that are not subject to ERISA, including, without limitation, employment agreements and any other agreements containing "golden parachute" provisions and deferred compensation agreements, or to which Company and any member of Company's "Controlled Group", as defined below, currently contributes, or has an obligation to contribute in the future, together with copies of any trusts related thereto and a classification of employees covered thereby (collectively, the "Plans").
Schedule 2.15.1 also sets forth all of the Plans that have been terminated within the past 5 years. Company has previously provided to Parent complete and accurate copies of all of the Plans.

                2.15.2.  Compliance with ERISA and Tax Code.

                (a) Except for the Plans, Company does not maintain or sponsor, and is not a contributing employer to, any pension, profit-sharing, deferred compensation, stock option, employee stock purchase or other employee benefit plan, employee welfare benefit plan, or any other compensation or benefit arrangement, formal or informal, with its employees, whether or not subject to ERISA. Except as set forth in Schedule 2.15.2A: (i) all Plans are in compliance with all applicable provisions of ERISA and the regulations issued thereunder, as well as with all other applicable laws, and, in all material respects, have been administered, operated and managed in substantial accordance with the governing documents; (ii) all Plans that are intended to qualify (the "Qualified Plans") under Section 401(a) of the Code are so qualified and have been determined by the Internal Revenue Service to be so qualified, and copies of the current plan determination letters, most recent actuarial valuation reports, if any, most recent Form 5500, or, as applicable, Form 5500-C/R filed with respect to each such Qualified Plan or employee welfare benefit plan and most recent trustee or custodian report, are included as part of Schedule 2.15.2A; (iii) all reports and other documents required to be filed with any governmental agency or distributed to plan participants or beneficiaries (including, but not limited to, annual reports, summary annual reports, actuarial reports, PBGC-1 Reports, audits or tax returns) have been timely filed or distributed, or failure to timely file or deliver will not result in an Adverse Change to Company; (iv) none of the Shareholders or Company, any Plan, or Company have engaged in any transaction prohibited under the provisions of Section 4975 of the Code or
Section 406 of ERISA; (v) no Plan has incurred an accumulated funding deficiency, as defined in Section 412(a) of the Code and Section 502(1) of ERISA; (vi) no circumstances exist pursuant to which Company could have any direct or indirect liability whatsoever (including being subject to any statutory lien to secure payment of any such liability), to the Pension Benefit Guaranty Corporation ("PBGC") under Title IV of ERISA or to the Internal Revenue Service for any excise tax or penalty with respect to any plan now or hereafter maintained or contributed to by Company or any member of a "Controlled Group" (as defined in Section 4001(a)(14) of ERISA) that includes Company; (vii) Company nor any member of a Controlled Group that includes Company currently has (or at the Closing Date will have) any obligation whatsoever to contribute to any "multi-employer pension plan" (as defined in ERISA Section 4001(a)(14)), nor has any withdrawal liability whatsoever (whether or not yet assessed) arising under or capable of assertion under Title IV of ERISA (including, but not limited to, Sections 4201, 4202, 4203, 4204, or 4205 thereof) been incurred by any Plan; (viii) there have been no terminations, partial terminations or discontinuance of contributions to any Qualified Plan without notice to and approval by the Internal Revenue Service; (ix) no Plan which is subject to the provisions of Title IV of ERISA, has been terminated; (x) there have been no "reportable events" (as that phrase is defined in Section 4043 of ERISA) with respect to any Plan which were not properly reported; (xi) the valuation of assets of any Qualified Plan, as of the Closing Date, shall exceed the actuarial present value of all accrued pension benefits under any such Qualified Plan in accordance with the assumptions contained in the regulations of the PBGC governing the funding of terminated defined benefit plans; (xii) Company is not now nor has it been within the past 5 years a member of a Controlled Group which has not been disclosed to Parent; (xiii) there is no pending litigation, arbitration, or disputed claim; and (xiv) Company has no liability under Section 4062 of ERISA.

                (b) With respect to Plans which qualify as "group health plans" under Section 4980B of the Code and Section 607(1) of ERISA and related regulations (relating to the benefit continuation rights imposed by "COBRA"), Company has complied (and on the Closing Date will have complied) in all material respects with all reporting, disclosure, notice, election and other benefit continuation requirements imposed thereunder as and when applicable to such Plans, and Company has not incurred (and will not incur) any material direct or indirect liability and is not (and will not be) subject to any material loss, assessment, excise tax penalty, loss of Federal income tax deduction or other sanction, arising on account of or in respect of any direct or indirect failure by Company, at any time prior to the Closing Date, to comply with any such Federal or state benefit continuation requirement, which is capable of being assessed or asserted before or after the Closing Date directly or indirectly against Company with respect to such group health plans.

                (c) With respect to Plans which qualify as "group health plans" under Section 4980B of the Code and Section 607(1) of ERISA and related regulations, Company has also complied (and on the Closing Date will have complied) in all material respects with all reporting, disclosure, notice, election and other requirements under the Health Insurance Portability and Accountability Act of 1996 ("HIPAA") regarding the issuance of notices regarding entitlement to information regarding periods of "creditable coverage" for purposes of healthcare portability, as and when applicable to such Plans, and Company has not incurred (and will not incur) any material direct or indirect liability and is not (and will not be) subject to any material loss, assessment, excise tax penalty, or other sanction, arising on account of or in respect of any direct or indirect failure by Company, at any time prior to the Closing Date, to comply with any requirements under HIPAA, which is capable of being assessed or asserted before or after the Closing Date directly or indirectly against Company with respect to such group health plans.

          2.16. Suppliers and Business Relationships.

                (a) Schedule 2.16 is an accurate and complete, and current list of Company's customers, distributors, sales representatives, and suppliers (including contractors, consultants, licensors, fabricators, packagers, assemblers, and testers) excluding suppliers of office supplies or routine services, to which Company has paid less than $10,000. Except as disclosed in
Schedule 2.16, (i) no single customer, distributor, sales representative, or supplier is material to Company; (ii) the relationships of Company with its customers, distributors, sales representatives, and suppliers are good commercial working relationships, and no customer, distributor, sales representative, or supplier listed on Schedule 2.16 has terminated or to the knowledge of Company threatened to terminate, its relationship with Company;
(iii) no customer, distributor or sales representative, has decreased or to the knowledge of Company threatened to decrease materially the level of its purchases from Company; (iv) to the knowledge of Company, no supplier of Company has decreased or threatened to decrease materially, services or products it supplies to Company; and (v) to the knowledge of Company the execution, delivery, or performance of this Agreement, or the consummation of the transactions contemplated hereby will not adversely affect the relationship of Company with any person listed on Schedule 2.16. No expenses associated with the development of products for Company's account or any particular customer has been charged to any other Company customer in breach of any Contract between Company and any Person. Except as set forth in Schedule 2.16, Company previously has delivered to Parent copies of each standard form of purchase order, quotation, acknowledgement, invoice, terms and conditions, non-disclosure or similar business form pursuant to which Company buys or sells goods or services; Company is unaware of any impending material adverse change in the rates at which materials or services are charged to it by any person identified on
Schedule 2.16 or that Company charges to any such Person.

                (b) Company is not bound by any Contract or Law obligating Company, for the benefit of any Authority, to maintain a supply of any Company product or requiring Company to deliver or sell any Company product at a date later than six months after the date hereof. Each Disclosed Contract to which an Authority is a party has been so indicated on the Schedule listing such Disclosed Contract.

          2.17. Powers  of  Attorney   and  Suretyships.  Except as set forth in
Schedule 2.17, Company has no general or special powers of attorney outstanding (whether as grantor or grantee thereof) or any obligation or liability (whether actual, accrued, accruing, contingent, or otherwise) as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any Person except for endorsements of checks in the ordinary course of business.

          2.18. Insurance. Schedule 2.18 hereto contains an accurate and complete list of all insurance policies and bonds currently in force with respect to the officers and directors, and the Assets and Business. Copies of all such policies have been heretofore delivered to Parent. All premiums which have become due with respect thereto covering all periods up to the Closing have been paid or will be paid when due. Except as set forth in Schedule 2.18, Company has insurance against risks of a character usually insured by corporations engaged in the same or similar business as Company similarly situated. Company has received no notification of cancellation, modification or denial of renewal of any such policy or bond.

          2.19. Environmental Matters. Except as set forth in Schedule 2.19

                (a) Company has complied with, and is now in compliance with, all Environmental Laws. Company has not Released any Hazardous Materials, and, to the knowledge of Company there has been no Release of Hazardous Materials by any other Person, into the Environment on, in, under or above any Real Property leased or used by Company, and neither Company nor, to the knowledge of Company, any third party has generated, Released, or disposed of on, in, under or above any Real Property leased or used by Company, or transported to or from any Real Property leased or used by Company, any Hazardous Material, except in each case in compliance with Environmental Laws. Company has never been subject to any reporting requirements with respect to any Hazardous Material under any Environmental Laws. To Company's knowledge, the buildings and other parts of any Real Property leased or used by Company have never contained any Hazardous Materials, except in each case in compliance with Environmental Laws.

                (b) To Company's knowledge, there are no substances or conditions in, on, under or above any portion of any Real Property leased or used by Company which violate any Environmental Laws. Company has not used any substances or permitted any conditions in, on, under or above any portion of any Real Property leased or used by Company which violate any Environmental Laws. To Company's knowledge, there are no underground or above-ground storage tanks, containers, drums, cylinders, cans or underground deposits of or containing Hazardous Materials in violation of any Environmental Laws located in, on, under, or above any portion of Real Property leased or used by Company during or preceding Company's operation, ownership, lease or use of such Real Property.

                (c)  Company has not received  any service of process or written notice (i) from any Authority, including, without limitation, the United States Environmental Protection Agency, proposing, suggesting or threatening investigation or remedial action or alleging a violation of any Environmental Law, including without limitation, any Environmental Law relating, directly or indirectly, to, on, under, or above any portion of Real Property leased or used by Company, (ii) from any former owner, lienholder or former or present tenant or other user of any of the Real Property leased or used by Company seeking indemnification for any cost associated with, or making any other claim in connection with, the presence of Hazardous Materials on, beneath or adjoining such Real Property, and/or (iii) from any other person or entity with respect to any asserted violation of any Environmental Law by Company or relating to such Real Property, or any asserted violation by Company of any Environmental Law with respect to Hazardous Materials, or any threatened remedial action with respect to any asserted violation by Company or with respect to such Real Property of any Environmental Law.

                (d) Schedule 2.19 identifies all Approvals or Permits issued pursuant to any Environmental Law that are material to the Business. Company is in material compliance with all Approvals and Permits identified on Schedule 2.19.

                (e) Company is not and has not been involved in, and there is not pending or, to the knowledge of Company, threatened, any action, suit, proceeding or claim, or any Order, writ, judgment, award, injunction or decree, or, to the knowledge of Company, any pending or threatened investigation, of whatsoever nature, involving any portion of Real Property leased or used by Company which arises under any Environmental Law or which relates to personal injuries from exposure to Hazardous Materials resulting from the operation of the Business.

                (f) Notwithstanding the foregoing in this Section 2.19, any representation and warranty contained in this Section 2.19 made with respect to periods prior to the time when Company was in possession of any Real Property shall be made to the knowledge of Company.

          2.20. Books and Records; Full Disclosure.

                (a) Except as set forth on Schedule 2.20, Company's Books and Records, in reasonable detail, accurately and fairly reflect Company's transactions and dispositions of Assets. Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that:

                     (i)   transactions   are   executed  in   accordance   with
management's authorization;

                     (ii) access to assets is permitted only in accordance with management's authorization; and

                     (iii) recorded assets are compared with existing assets at reasonable intervals, and appropriate action is taken with respect to any differences.

                (b) Proper allocations have been made among Company, Communications, and Travel, so that their respective Books and Records reflect their respective transactions, financial conditions, and results of operations accurately and otherwise in accordance with GAAP. Company, Communications, and Travel have done all things necessary or desirable to maintain their separate corporate identities, including maintaining separate bank accounts, payrolls, assets and Liabilities, Books and Records, officers and directors, and Government Approvals, and filing separate Tax Returns. None of Company, Communications, and Travel has or have (i) commingled any cash or other assets;
(ii) acted or purported to act for any of the others or represented that any of them has authority to act on behalf of any of the others; (iii) paid or agreed to pay any Liability of another of them or represented that any of them is liable for the Liabilities of another of them; or (iv) made any other statement or done any other thing as a result of which any of them might be liable for any act, obligation under a Contract, or any other Liability of another of them.

                (c) Company has heretofore made all of Company's Books and Records available to Parent for its inspection and has heretofore delivered to Parent complete and accurate copies of documents referred to in the Schedules or that Parent otherwise has requested, except that Company has not disclosed employee or medical records that by Law cannot be disclosed. All Disclosed Contracts, documents, and other papers or copies thereof delivered to Parent by or on behalf of Company in connection with this Agreement and the transactions contemplated herein are accurate, complete, and authentic. Except for matters of general application relating to companies similarly situated to Company, there is no fact that Company has not disclosed to Parent in writing that, to the knowledge of Company, could reasonably be expected to cause an Adverse Change.

          2.21. Disclaimer of Other Representations and Warranties; Knowledge; Disclosure.

                (a) Company does not make, and has not made, any representations or warranties relating to Company, the Shareholders, Company Common Stock or otherwise in connection with the transactions provided for by this Agreement other than those expressly set out in this Article II, including but not limited to, any cost estimates, projections or other predictions, data or other statements contained in any due diligence materials provided to Parent and/or Merger Sub. Without limiting the generality of the foregoing, Company has not made, and shall not be deemed to have made, any representations or warranties in any oral or written correspondence or communications, and no statement contained in any such correspondence or communications shall be deemed a representation or warranty hereunder or otherwise, other than those expressly set out in this
Article II. No Person has been authorized by Company or any Affiliate of Company to make any representation or warranty relating to Company, the Shareholders, Company Common Stock or otherwise in connection with the transactions provided for by this Agreement other than those expressly set out in this Article II and, if made, such representation or warranty must not be relied upon as having been authorized by Company or any Affiliate of Company.

                (b) Whenever a representation or warranty made by Company herein refers to the knowledge of Company, such knowledge shall be deemed to consist only of the actual knowledge of any of the following individuals: Steven D. Millaway, Roy Scott Kaller, Douglas Smith, and Ronald L. Weinreb (the "Key Officers").

          2.22. Updating of Information. Prior to the Closing, Company shall notify Parent promptly in writing upon its discovery of any information that constitutes or would indicate a breach by Company of any representation or warranty of Company contained in this Article II and/or any item that should have been included in any Schedule prepared by Company relating to this Article II but that was not set forth in such Schedule. Should any information require any change in any Schedule prepared by Company relating to this Article II and attached hereto if such Schedule were dated the date of the occurrence or discovery of any such fact or condition following the date of this Agreement, Company shall promptly deliver to Parent a supplement to such Schedule incorporating such change. Unless Parent properly and timely exercises its right to terminate this Agreement pursuant to Section 9.2.1 prior to the earlier to occur of (a) 10 days of Company's delivery of such supplement to such Schedule to Parent or (b) the Closing, Company's supplement pursuant to this Section
2.21.2 shall be deemed to amend this Agreement and any related Schedules and, if applicable, to have cured any breach of a representation or warranty that otherwise might have existed by reason of such fact or condition.


                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF PARENT
                    ----------------------------------------

     Each of Parent and Merger Sub, jointly and severally, represents and warrants to Company as follows:

     3.1. Organization and Good Standing. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and Arizona, respectively. Each of Parent and Merger Sub has all requisite corporate power and authority to own, lease, and operate its assets and business and to carry on its business as presently conducted. Each of Parent and Merger Sub is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the current nature of its business or the location of its assets requires such qualification except where the failure to be so qualified, licensed or in good standing will not result in Adverse Change. Merger Sub is a newly formed corporation that has no assets or Liabilities and has conducted no business, except in respect of the transaction contemplated hereby.

          3.1.1. Authority to Execute and Perform Agreements. Each of Parent and Merger Sub has all requisite corporate power and authority to enter into, execute, and deliver this Agreement and each Additional Agreement to which it shall be a party and to perform fully its obligations hereunder and thereunder.

          3.1.2. Due Authorization; Enforceability. All corporate action required to be taken by each of Parent's Board of Directors and Merger Sub's Board of Directors and by Merger Sub's stockholders to authorize such corporation to execute, deliver, and perform each of its obligations under this Agreement and each Additional Agreement to which it shall be a party has been taken and remains in full force and effect. This Agreement is and each Additional Agreement to which each of Parent or Merger Sub shall be a party will be, the legal, valid, and binding agreements of such corporation, enforceable in accordance with their respective terms. The issuance of the Parent Common Stock to be issued to the Shareholders in accordance herewith has been duly authorized, and, when so issued, will be validly issued, fully paid, and nonassessable.

     3.2. No Violation. Neither the execution and delivery of this Agreement or any Additional Agreement to be executed by Parent or Merger Sub hereunder nor the consummation of the transactions contemplated herein and therein will (a) violate any provision of Parent's or Merger Sub's articles or certificate of incorporation or by-laws or other charter documents; (b) violate, conflict with, or constitute a default under any Contract to which either Parent or Merger Sub is a party or by which it or its property is bound; (c) require any Government Approval or Third Party Consent; or (d) violate any Laws or Order to which either Parent or Merger Sub or its property is subject.

     3.3. Litigation. Parent neither has received notice nor knows of any pending or threatened adverse claim, dispute, governmental investigation, suit, action, arbitration, legal, administrative or other proceeding by or against or otherwise affecting the ability of Parent or Merger Sub to consummate the transactions contemplated hereby or any Order enjoining or requiring Parent or Merger Sub to take or refrain from taking any action of any kind with respect thereto.

     3.4. Representations and Warranties of Parent Contained in Solicitation Documents. Attached as Schedule 3.4 are representations and warranties to be made by Parent in the Solicitation Documents, each of which is deemed to be made herein as if fully stated herein and shall be incorporated herein by this
Section 3.4. Parent will provide no information contained in the Information Memorandum concerning Company. Parent will provide no information concerning Parent other than the representations and warranties set forth on Schedule 3.4 and Parent's Proxy Statement and Annual Report for Parent's 2001 fiscal year, Form 10-K for the year ended February 28, 2001, and Forms 10-Q dated July 13, 2001, October 12, 2001 and January 14, 2001.

     3.5. Certain Confidentiality Obligations. Parent is prohibited by binding contractual confidentiality obligations from disclosing to Company the terms and conditions of the 1999 Technology Exchange Agreement between Intel Corporation and Parent.

     3.6. Full Disclosure. As of their respective dates, each of Parent's reports, proxy statements, or other documents filed with the Securities and Exchange Commission since March 1, 2001 complied in all material respects with the Laws applicable to such filing and did not contain any untrue statement of a material fact or omitted any material fact necessary to make the statements contained therein, in light of the circumstances in which they were made, untrue or not misleading. Since the date of filing of its Quarterly Report on Form 10-Q for the quarter ended November 30, 2001, Parent has not suffered any change, event, or condition that, in any case or in the aggregate, has had or could reasonably be expected to cause a material adverse change in the financial condition or operating results of Parent or its business or assets. Except for matters of general application relating to companies similarly situated to Parent, there is no fact that Parent has not disclosed to Company in writing that could reasonably be expected to cause a material adverse change in the financial condition or operating results of Parent or its business, or assets.


                                   ARTICLE IV

                                CERTAIN COVENANTS
                                -----------------

     The parties hereto covenant and agree as follows:

     4.1. Business Examinations and Physical Investigations of Assets. Prior to the Closing Date, the Parent shall be entitled, through its employees and representatives, to make such investigations and examinations of Company, its Books and Records (except employee and medical records that by Law cannot be disclosed), the Business, and the Assets as Parent may reasonably request. In order that Parent may have the full opportunity to do so, Company shall furnish Parent and its representatives during such period with all information concerning the Business and the Assets as Parent or such representatives may reasonably request and cause Company's officers, employees, consultants, agents, accountants, and attorneys to cooperate fully with Parent and such representatives and to make full disclosure of all information and documents requested by Parent and/or such representatives. Any such investigations and examinations shall be conducted at reasonable times and under reasonable circumstances and with reasonable prior notice to Company. No investigation by Parent before or after execution of this Agreement shall, however, diminish or obviate in any way, the effectiveness of any of the representations, warranties, covenants, or agreements of Company contained in this Agreement. Parent shall keep all Company confidential information confidential pursuant to Section 11.2.

     4.2. Conduct of Business.

          4.2.1. From the date hereof through the Closing Date, Company shall use its commercially reasonable best efforts to conduct the Business in such a manner that the representations and warranties contained in Article II shall continue to be true and correct in all material respects as of the Closing Date, as if made at and as of the Closing Date, provided that Company shall have no Liability under this Section 4.2.1 as a result of events occurring after date of this Agreement beyond Company's control.

          4.2.2. From the date hereof through the Closing Date, Company shall conduct the Business only in the ordinary course and consistent with its prior practices, shall not make or institute any unusual or novel method of manufacture, purchase, sale, lease, management, accounting or operation or that varies materially from same in use as of the date hereof and shall maintain, keep, and preserve the Assets in good condition and repair, normal wear and tear and obsolete or unusable Assets excluded. In addition, Company shall use its commercially reasonable best efforts (a) to preserve its Business and organization of Company intact, (b) to keep available to Parent the services of Company's present officers, employees, agents and independent contractors, (c) to preserve for the benefit of Parent the goodwill of Company's suppliers, licensors, landlords and others having business relations with it, and (d) to cooperate with Parent and assist Parent in obtaining the consent of any landlord, licensor, or other party to any lease or other Contract with Company, where the consent of such landlord or other party may be required by reason of the transactions contemplated herein, provided, however, that with respect to clause (b), Company shall not be obligated to expend any money other than as required to satisfy its obligations on the date hereof to compensate such Persons for their continued services through the Closing Date. Without limiting the generality of the foregoing, prior to the Closing, Company shall not without obtaining Parent's prior written approval, which approval shall not be unreasonably withheld (except as otherwise provided in subsection (y) below):

                (x) enter into any Contract which would constitute a Disclosed Contract if it had been entered into by Company on or prior to the date of this Agreement;

                (y)   XXXXXXXXXXXXXXXXXXXXX   without   Parent's  prior  written
          approval, which may be withheld in Parent's sole discretion; or

                (z) amend or propose to amend its Articles of Incorporation or by-laws.

          4.3. Changes in Business. From the date hereof through the Closing Date, Company shall in good faith consult with Parent with respect to (a) the cancellation of Contracts, commitments or other understandings or arrangements to which Company is a party, including, without limitation, purchase orders, and commitments for capital expenditures or improvements; (b) discontinuance of particular items or operations; (c) other business policies of Company; and (d) the settlement or disposition of any litigation or claim.

          4.4. No Defaults. From the date hereof through the Closing Date, Company shall not commit a material default under any term or provision of, or suffer or permit to exist any condition or event that, with notice or lapse of time or both, would constitute a material default by Company under, or cause, permit, or result in any termination, acceleration, loss, or creation of any right or obligation under, any Disclosed Contract or any Government Approval, or result in the creation or imposition of any Encumbrance, except Permitted Encumbrances, upon any Asset.

          4.5. Reporting and Compliance With Law. From the date hereof through the Closing Date, Company shall duly and timely file all Tax Returns required to be filed with Authorities and duly observe and conform, in all material respects, to all Laws and Orders.

          4.6. Litigation. From the date hereof through the Closing Date, Company shall promptly notify Parent of any lawsuit, claim, proceeding, or investigation that after the date hereof is commenced or, to the knowledge of Company or St. Pierre, is threatened against Company, or to the knowledge of Company or St. Pierre or any employee listed on Schedule 5.5 that, if decided adversely, could reasonably be expected to cause an Adverse Change.

          4.7. Arrangements with Employees. From the date hereof until the Closing Date, Company, after prior reasonable notice from Parent, shall permit Parent to approach and negotiate with any or all employees of Company, including, but not limited to, managerial staff, as necessary to persuade them to continue in the employ of Company pending the Closing and thereafter. Company shall cooperate with Parent in such negotiations.

          4.8. Exclusive Dealing. Company will not (nor will it permit any of its directors, officers, employees or representatives to), directly or indirectly, take any of the following actions with any party other than Parent and its directors, officers, employees and representatives: (a) solicit or encourage inquiries or proposals with respect to, furnish any information relating to, participate in any negotiations or discussions concerning, or cooperate in any manner relating to any possible acquisition of Company or investments into Company (whether by way of merger, purchase of capital stock, a loan to Company, purchase of assets or otherwise), any material portion of the Business, Assets, or any equity interest in Company (an "Investment"); (b) provide information with respect to Company, to any Person relating to, or otherwise cooperate with, facilitate or encourage any effort or attempt by any Person or entity with regard to, any possible Investment; or (c) enter into any agreement with any Person or entity providing for an Investment or possible Investment. In the event Company receives any communication from a third party expressing an interest in an Investment, Company will immediately notify Parent in writing of the occurrence of such contact, provide Parent with a written summary of such communication, and respond to any such communication in accordance with Parent's reasonable instructions.

          4.9. Undertakings.

                (a) Promptly following the execution hereof, Company, Parent, and Merger Sub shall prepare a Notice of Meeting, Information Memorandum, Agreement with Shareholder, Agreement with Key Officer-Shareholder, Purchaser Representative Questionnaire, Voting Agreement, Irrevocable Proxy, and Escrow Agreement and such other documents as shall be determined by counsel to the respective parties to be necessary or appropriate lawfully to obtain Shareholder Approval, issue and distribute the Merger Consideration, and otherwise effectuate the Merger (collectively, the "Solicitation Documents"). Promptly following completion thereof, Company and Parent shall distribute the Solicitation Documents to the Shareholders and Option Holders and, in accordance with the Solicitation Documents, convene on or before May 29, 2002, pursuant to notice duly given, conduct (or adjourn, reconvene, and conduct) a Shareholders' meeting to obtain Shareholder Approval.

                (b) Company shall make available to each Shareholder a "Purchaser Representative" as defined in Regulation D under the Securities Act of 1933, amended, in accordance with the Request for Purchaser Representative form provided in the Agreements with Shareholder.

                (c) Company will prepare and include in the Solicitation Documents information concerning the Company and the transactions contemplated by this Agreement necessary under applicable securities Laws and the ARS and in form and substance adequate for a reasonable investor to make an informed investment decision with respect to Shareholder Approval.

                (d) Each party agrees that the representations and warranties made by it in the Solicitation Documents do not and will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made, in the context in which they are made, untrue or not misleading.

                (e) Parent shall be responsible for the continuation of health plan coverage, in accordance with the requirements of COBRA, for any employee or qualified beneficiary under a Company health plan who is already receiving COBRA benefits or who loses health coverage in connection with the transactions contemplated in this Agreement.

                (f) In addition to any specific obligations imposed under this Agreement, Parent and Merger Sub, on the one hand, and Company, on the other hand, agree to use their respective commercially reasonable best efforts to, and to cooperate with each other to, cause the effectuation of all of the transactions contemplated by this Agreement, the satisfaction of any condition to the obligations of any other party, and the effectuation of the Merger, so as to permit such transactions to take place on the Closing Date. Without limiting the foregoing, each party shall use commercially reasonable best efforts, and shall cooperate with each other party, to obtain any necessary Government Approval or Third Party Consent.

                (g) If a change of control of Surviving Corporation occurs during Parent's 2003 fiscal year, then the maximum amount of the Contingent Payments payable pursuant to Sections 1.5(c)(i), (ii) and (iii) shall become payable within 30 days after such change of control is consummated whether or not the conditions to such payments set forth in Sections 1.5(c)(i), (ii) or
(iii) have been satisfied; provided, however, that this Section 4.2(g) shall not apply, if a principal reason that Parent shall have caused or allowed such change in control to occur shall have been due to Surviving Corporation's failure to conduct its business and operations materially in accordance with the direction of Surviving Corporation's board of directors or chief executive officer.

                (h) During  Parent's  2003 fiscal year,  subject to the terms of the Employment Agreements (including without limitation the duties and reporting assignments provided therein) and any nondisclosure or noncompetition agreements entered into between Parent or Surviving Corporation, on the one hand and each Key Officer on the other hand, the administrative and operational responsibilities of each Key Officer with respect to his employment with Surviving Corporation shall remain substantially the same as such Person's administrative and operational responsibilities with respect to Company immediately prior to the Effective Time; provided, however, that it is acknowledged that, as a result of the Merger, Company will become a subsidiary of Parent, and its business and policies shall be controlled by Parent to the same extent as other subsidiaries of Parent.

                (i) Parent will use commercially reasonably efforts to achieve at least $4,000,000 revenues in Parent's 2003 fiscal year from sales of the USB GT3200, determined in accordance with Schedule 1.5(c)(i) ("Target Revenues"). Parent, Merger Sub and Company acknowledge that Target Revenues are unlikely to achieve amounts that would result in payment of the maximum Contingent Payment under Section 1.5(c)(i).

                (j) Parent shall comply with the covenants made by it in the last two bullet point items of subsection (e) of Schedule 1.5(c)(ii).

                (k) [INTENTIONALLY LEFT BLANK]

                (l) If Parent shall decline to consummate the Closing, other than because of the failure of any of the conditions set forth in Sections 5.1, 5.3, 5.5, 5.6, 5.7, 5.14 or 5.17 to have been satisfied, excluding with respect to Section 5.1, an Adverse Change over which Company shall have had no control, Parent and Company shall enter into Amendment 1 to Loan Agreement and Security Agreement in the form of Exhibit 4.9L.

                (m) If Parent shall decline to consummate the Closing, other than for reasons set forth in Section 4.9(l), and, XXXXXXXXXXXXXXXXXXXXXXXXXXXXX XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX Parent and Company shall enter into Amendment 1 to Loan Agreement and Security Agreement in the form of Exhibit 4.9M.


                                   ARTICLE V

                     CONDITIONS PRECEDENT TO THE OBLIGATION
                        OF PARENT AND MERGER SUB TO CLOSE
                     --------------------------------------

     The obligation of Parent to consummate the transactions contemplated herein shall be subject to the fulfillment, at or before the Closing Date, of all of the conditions set forth below in this Article V. Parent may waive in writing any or all of such conditions in whole or in part without prior notice

          5.1. Representations and Warranties; Performance of Covenants. The representations and warranties of Company and the Key Officers contained in this Agreement and any Additional Agreement shall have been true in all material respects on the date hereof and shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, and each obligation of Company or the Key Officers to be performed by him or it on or before the Closing Date pursuant to the terms of this Agreement or such Additional Agreement shall have been duly performed in all material respects on or before the Closing Date; there shall not have occurred between the date hereof and the Closing Date any Adverse Change; Company shall not have breached either Sections 2(c) or 5 of the Letter of Intent, dated January 7, 2002, or either Sections 1(c) or 4 of the Letter of
Intent, dated March 4, 2002, or the Loan Agreement (the "Loan Agreement"), Promissory Note, or Security Agreement, each dated January 23, 2002, between Company and Parent; and Company shall have delivered to Parent a certificate to such effect dated the Closing Date signed by the President and Chief Financial Officer of Company.

          5.2. No Amendments to Resolutions; Corporate Status. Neither the Board of Directors of Company nor any committee thereof shall have amended, modified, rescinded or repealed the resolutions adopted by the Board of Directors referred to in Section 2.1.4 (certified copies of which, dated the Closing Date, shall have been provided to Parent) and shall not have adopted any other resolutions in connection with this Agreement or the transactions contemplated hereby inconsistent with such resolutions. Company shall have delivered to Parent and Merger Sub (a) a certified copy of its Articles of Incorporation, (b) a true and complete correct copy of its by-laws certified by Company's Secretary, and (c) a long form good standing certificate from the Arizona Corporation Commission and good standing certificates from the Secretary of State of each jurisdiction in which Company is qualified to do business, each dated as of a date not more than seven days prior to the Closing Date.

          5.3. Tapeout of H0 Version of USB GT3200. Company shall have completed, no later than May 31, 2002, a production tapeout (which shall mean the Company has sent the appropriate database to TSMC), currently referred to as the H0 Version, of the USB GT3200, including, without limitation, resolution of all known issues in prior versions of the USB GT3200, and including, without limitation, resolution of any material issues discovered upon testing and characterization of the G0 samples received on April 23, 2002. For purposes of this Section 5.3, "material" shall mean issues which affect compliance with the USB 2.0 or UTMI Specifications or limit the USB GT3200's marketability to third parties.

          5.4. Employee Sideletter. Concurrently with execution hereof, Company and Parent shall have signed and delivered the Employee Sideletter, in the form of Exhibit 5.4.

          5.5. Employee Offer Letters. Concurrently with execution hereof, Company and each of Company's employees listed in Schedule 5.5 shall have signed and delivered to Parent an offer letter in the form of Exhibit 5.5, and, subject to the next sentence, not more than two of such employees XXXXXXXXXXXXXXXXXXXXXXXXXXX, but not more than one of whom XXXXXXXXXXXXXXX shall work on the USB GT3200, shall have evidenced any intention to terminate employment with Company or the Surviving Corporation prior to one year after the Closing Date. If either Company or Parent shall become aware of the intention of an employee listed in Schedule 5.5 to terminate his employment, it shall notify the other party in writing within 24 hours, and Company shall have a cure period commencing upon its becoming aware of such intention and ending on the earlier of three days later or the Closing Date.

          5.6. Certain Agreements with Key Officers. Concurrently with execution hereof, each Key Officer and St. Pierre shall have (a) signed and delivered to Parent the Voting Agreement ("Voting Agreement"), Irrevocable Proxy ("Irrevocable Proxy"), Agreement with Key Officer-Shareholder ("Agreement with Key Officer-Shareholder") (except that St. Pierre shall have signed the Agreement with Shareholder (St. Pierre) instead of an Agreement with Key Officer-Shareholder), his respective Employment Agreement in the form set forth in Exhibit 5.6 (the "Employment Agreements") and Escrow Agreement ("Escrow Agreement") in the respective forms set forth in Exhibit 5.6, (b) delivered all of their Company Common Stock into escrow pursuant to the Escrow Agreement, (c) irrevocably made the Section 1.5A Election, and (d) delivered to Parent such spousal consents required to be delivered respecting such Additional Agreement. Concurrently herewith Company shall have signed and delivered to Parent the Voting Agreement and Employment Agreements. In addition, neither any such Key Officer-Shareholder nor St. Pierre shall have evidenced any intention to terminate employment with Company or the Surviving Corporation prior to one year following the Closing Date. All employment agreements (including without limitation rights to continued employment), other than the Employment Agreements, between Company on the one hand and any Key Officer or XXXXXXXXXXXX on the other hand, shall have been terminated in a writing reasonably satisfactory to Parent.

          5.7. Indemnity Escrow Agreement. The Key Officers shall have signed and delivered the Indemnity Escrow Agreement in the form of Exhibit 5.7 (the "Indemnity Escrow Agreement"), and shall have deposited shares of Parent Common Stock into escrow pursuant to their Agreements with Key Officer-Shareholder and the Escrow Indemnity Agreement.

          5.8. Third Party Consents. The Third Party Consents listed in Schedule
5.8 shall have been obtained.

          5.9. No Outstanding Stock Options. No Company Stock Option or other security or instrument exercisable or exchangeable for or convertible into Company capital stock shall remain outstanding.

          5.10. Lease; Gain Communications Inc. Telecommunications Agreements. Company and Steve D. Millaway, d/b/a Desert West Resources ("Desert West"), shall have signed and delivered a lease for Company's premises at 2700 W.
Broadway Boulevard, Tucson Arizona ("2700 W. Broadway") on terms reasonably satisfactory to Parent. Any lease (written, oral or otherwise) respecting the premises at 2880 West Broadway Boulevard, Tucson, Arizona to which Company is a party shall have been terminated on terms reasonably satisfactory to Parent. Company and Gain Communications Inc. ("Communications") shall have signed and delivered agreements for continuation of telecommunications services on substantially the same terms as heretofore provided and otherwise on terms reasonably satisfactory to Parent. Company and Millaway shall have signed and delivered leases for premises at 2700 W. Broadway (which leases exclude any portion of such premises utilized by Communications and ITI Travel, Inc.
("Travel")) on terms reasonably satisfactory to Parent. Arrangements satisfactory to Company in its sole discretion shall have been made to preclude access by third parties, including Communications, Travel, XXXXXXX, to Company's local area network, computers, databases, or other information systems.

          5.11. Solicitation Documents. The Company shall have delivered to Parent, promptly on receipt, and in any event prior to the Closing Date, original copies of all Solicitation Documents executed by the Shareholders and Option Holders. Certificates (or duly executed affidavits of loss in lieu thereof with respect to any lost certificates) representing at least 95% of the outstanding Company Common Stock shall have been delivered into escrow pursuant to the Escrow Agreement; Shareholders owning at least 95% of the outstanding Company Common Stock shall have signed and delivered to Parent the applicable form of Agreement with Shareholder, the Voting Agreement, and the Irrevocable Proxies authorizing Parent to vote their Company Common Stock for, the approval or adoption of the Plan of Merger; all representations and warranties of the Shareholders contained in the Solicitation Documents shall have been true when made and in all material respects be true as of the Closing Date; all Shareholders' obligations under the Solicitation Documents to have been performed as of the Closing Date shall have been performed; and Shareholders owning in the aggregate not more than 10,000 Company Common Stock shall have exercised any dissenter's right under Sections 10-1301 through 10-1331 of the ARS. Company shall have delivered to Parent a certificate duly executed by its President and Chief Financial Officer certifying that all Option Holders have exercised all Company Stock Options owned by them, and no Options are outstanding.

          5.12. Articles of Merger Filed. The Articles of Merger shall have been
submitted  to  the  Arizona  Corporation   Commission  in  accordance  with  the
provisions of Sections 10-1101 through 10-1108 of the ARS.

          5.13.  Resignations.  The officers and directors of Company  listed on
Schedule 5.13 shall have delivered to Parent duly executed resignations, dated as of the Closing.

          5.14. Information Memorandum. The Company shall supply evidence satisfactory to Parent that it has delivered the Information Memorandum to each of the Shareholders at their respective last known addresses not less than 10 days prior to the date of the Closing.

          5.15. No Action or Proceeding. No action, suit or proceeding shall have been instituted or threatened by any Person other than Parent, Merger Sub or any Affiliate of Parent or Merger Sub, before any Authority seeking to challenge or restrain the transactions contemplated herein that in Parent's opinion presents a substantial risk that such transactions will be restrained or that either party hereto may suffer material damages or other relief as a result of consummating such transactions.

          5.16. Government Approvals. All Government Approvals required for (a) the lawful consummation of the transactions contemplated herein and (b) the Surviving Corporation's ownership of the Assets and operation of the Business shall have been obtained.

          5.17. Merger Consideration. Company shall have delivered to Parent and Merger Sub a certificate dated the Closing Date signed by the President and Chief Financial Officer of Company setting forth the amount of Initial Consideration to which each Shareholder shall be entitled and in detail the computation of same.

          5.18. Company Option Amendments. Company's board of directors, subject to its fiduciary duties, and the Shareholders owning at least 75% of the Company Common Stock shall have approved immediate vesting of all outstanding unvested stock options.

          5.19. Non-disclosure Agreements. Each of Company's current employees listed in Schedule 2.12.3H shall have signed and delivered to Parent a non-disclosure agreement in the form of Exhibit 5.19.


                                   ARTICLE VI

                     CONDITIONS PRECEDENT TO THE OBLIGATION
                             OF THE COMPANY TO CLOSE
                     --------------------------------------

     The obligation of Company to consummate the transactions contemplated herein shall be subject to the fulfillment, at or before the Closing Date, of all the conditions set forth below in this Article VI. Company may waive any or all of such conditions in whole or in part without prior notice; provided, however, that no such waiver shall constitute a waiver by Company of any right or remedy otherwise available to it if Parent or Merger Sub shall be in default of any of its representations, warranties or covenants contained in this Agreement.

          6.1. Representations and Warranties. The representations and warranties of Parent and Merger Sub contained in this Agreement shall have been true in all material respects on the date hereof and shall be true in all material respect on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date; each of the obligations of Parent and Merger Sub to be performed by it on or before the Closing Date pursuant to the terms of this Agreement shall have been duly performed in all material respects on or before the Closing Date; there shall not have occurred between the date hereof and the Closing Date any material adverse change in Parent's or Merger Sub's ability to consummate the transactions contemplated hereby; and at the Closing Parent shall have delivered to Company a certificate dated the Closing Date to such effect.

          6.2. Good Standing. Each of Parent and Merger Sub shall be in good standing under the laws of their respective states of incorporation and shall each have delivered to Company (a) a certified copy of its Certificate of Incorporation or Articles of Incorporation, as appropriate, (b) a true and correct copy of its by-laws certified by its secretary, and (c) a long form good standing certificate from the Secretary of State of the state of its incorporation as of a date which is not more than seven days prior to the Closing Date.

          6.3. No Action or Proceeding. No action, suit or proceeding shall have been instituted or threatened by any Person other than Company or any Affiliate of Company before any Authority seeking to challenge or restrain the transactions contemplated herein that in Company's reasonable opinion presents a substantial risk that such transactions will be restrained or that either party hereto may suffer material damages or other relief as a result of consummating such transactions.

          6.4. Governmental Approvals. All Government Approvals required for (a) the lawful consummation of the transactions contemplated herein and (b) the Surviving Corporation's ownership of the Assets and operation of the Business shall have been obtained.

          6.5. Shareholder Approval. Shareholder Approval shall have been obtained.

          6.6. Articles of Merger. Merger Sub shall have signed and delivered to Company the Articles of Merger.

          6.7. Additional Agreements. Each of Parent and Merger Sub shall have entered into and deliver to Company, each Additional Agreement to which either of them is a party.

          6.8. Other Contracts Delivered. Concurrently with the execution hereof, Parent and Merger Sub shall each have signed and delivered to Company or the Key Officer, as the case may be, this Agreement, each Agreement with Key Officer-Shareholder, the Indemnity Escrow Agreement and the Escrow Agreement. Concurrently with the execution hereof, Parent shall have signed and delivered to St. Pierre the Agreement with Shareholder between St. Pierre and Parent.


                                  ARTICLE VII

                   RELIANCE ON REPRESENTATIONS AND WARRANTIES
                   ------------------------------------------

          7.1. Reliance on Representations and Warranties of Company. Notwithstanding any right of Parent to fully investigate the affairs of Company and notwithstanding any knowledge of facts determined or determinable by Parent pursuant to such investigation or right of investigation, Parent shall have the right to rely fully upon the representations, warranties, covenants and agreements of Company contained in this Agreement.

          7.2. Reliance on Representations and Warranties of Parent and Merger Sub. Company shall have the right to rely fully on each of Parent's and Merger Sub's representations, warranties, covenants and agreements herein, notwithstanding any investigation by Company.


                                  ARTICLE VIII

                                 INDEMNIFICATION
                                 ---------------

          8.1. Indemnification of Parent and Merger Sub. If Parent shall terminate this Agreement pursuant to Section 9.2.1, Company shall indemnify, defend and hold harmless Parent, Merger Sub, and each of their respective shareholders, directors, officers, employees, agents, attorneys and representatives (the "Purchaser Indemnitees") from and against any and all Losses that may be incurred or suffered by any such Person and arising out of or resulting from (a) any breach of any representation, warranty, covenant, or agreement of Company contained in this Agreement, including damages for breach of contract, and (b) enforcing this indemnity as to which Company shall receive notice prior to eighteen months and 7 days after the Closing Date.

          8.2. Indemnification of Company and Shareholders. Prior to the Closing each of Parent and Merger Sub shall indemnify, defend and hold harmless Company, and, after the Closing, each of Parent and the Surviving Corporation shall indemnify, defend, and hold harmless the Shareholders (the "Seller Indemnitees"), from and against any and all Losses that may be incurred or suffered by them arising out of or resulting from any breach of any representation, warranty, covenant, or agreement of Parent or Merger Sub contained in this Agreement and (b) enforcing this indemnity as to which Parent shall receive notice prior to eighteen months and 7 days after the Closing Date. The total payments made by Parent and Merger Sub to the Seller Indemnitees with respect to Losses (other than Losses relating to the termination of this Agreement by Company pursuant to Section 9.2.2) shall not exceed the Merger Consideration. No Seller Indemnitee shall be entitled to indemnification pursuant to this Section 8.2 unless and until the aggregate amount of all Losses (other than Losses relating to the termination of this Agreement by Company pursuant to Section 9.2.2) to all Seller Indemnitees equals at least $100,000, at which time, subject to the immediately preceding sentence, the Seller Indemnitees shall be entitled to indemnification for the total amount of such Losses in excess of $100,000. Parent, Merger Sub and Company each agree and stipulate that the Shareholders shall be third party beneficiaries of this
Section 8.2 and that, subject to the terms and conditions of this Agreement (including, but not limited to, Section 11.10), following the Closing, the Shareholders individually and collectively may assert and enforce their rights under this Agreement (including, but not limited to, rights arising under this Section 8.2), and shall be subrogated for Company and may individually and collectively assert and enforce the rights and interests of Company set forth herein or in any Additional Agreement to which Company is a party in the place and stead of Company.

          8.3. Notice of Indemnification. Any Person entitled to indemnification hereunder will (a) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (b) unless in such indemnified party's reasonable judgment a conflict of interest may exist between such indemnified and indemnifying parties with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. Whether or not such defense is assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). The failure of an indemnified party to give notice pursuant to clause (a) above shall not relieve any indemnifying party of its obligations hereunder, except to the extent such indemnifying party shall have been prejudiced thereby. No indemnifying party shall consent to entry of judgment or enter into any settlement that does not include as an unconditional term the giving by the claimant or plaintiff to such indemnified party of a release from liability in respect to such claim. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless, in the reasonable judgment of any indemnified party, a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels. The indemnified party shall cooperate in any defense assumed by the indemnifying party and may participate in the defense of any claim.


                                   ARTICLE IX

                              TERMINATION; REMEDIES
                              ---------------------

          9.1. Termination Without Default. In the event that, as of the Closing Date, any event or state of facts not constituting a default by a party shall exist, which event or state of facts constitutes a failure of the conditions precedent for the benefit of Parent and Merger Sub on the one hand, or Company on the other, the side for whose benefit such condition precedent is imposed hereby shall have the right, at its sole option, to terminate this Agreement prior to the Closing without Liability to the other side. If the Closing shall not have occurred within sixty (60) days after the date hereof, Parent, on the one hand, or Company on the other, shall have the right to terminate this Agreement without Liability to either party provided that such failure of the Closing to occur is not the result of a breach of this Agreement by the party (or its Affiliates) seeking to terminate this Agreement. Such right may be exercised by Parent, on the one hand, or Company on the other, as the case may be, by giving written notice to the other, specifying the event or state of facts giving rise to such right of termination.

          9.2. Termination Upon Default.

                9.2.1. Termination by Parent. Notwithstanding anything to the contrary in Section 9.1, Parent may terminate this Agreement by giving notice to Company on or prior to the Closing Date, without prejudice to any rights or obligations Parent or Merger Sub may have, if Company shall have materially breached any agreement, covenant, representation, or warranty made by it herein or any Additional Agreement to which it is a party, unless such breach shall be curable and shall have been cured by the Closing Date.

                9.2.2. Termination by Company. Notwithstanding anything to the contrary in Section 9.1, Company, by vote of its board of directors, may terminate this Agreement by giving notice to Parent on or prior to the Closing Date, without prejudice to any rights or obligations Company may have, if Parent or Merger Sub shall have materially breached any covenant, agreement, representation, or warranty made by either of them herein or any Additional Agreement to which it is a party, unless such breach shall be curable and shall have been cured by the Closing Date.

                9.2.3. Rights Reserved. Subject to Section 9.3; in event of termination pursuant to Section 9.2.1 or 9.2.2, the non-breaching side may pursue such remedies as are available to it at Law or equity, or as are provided hereunder.

          9.3. WAIVER OF JURY TRIAL; EXEMPLARY DAMAGES. ALL PARTIES HEREBY WAIVE THEIR RIGHTS TO TRIAL BY JURY WITH RESPECT TO ANY DISPUTE ARISING UNDER THIS AGREEMENT. No party shall be awarded punitive, treble, RICO, or other exemplary damages respecting any dispute arising under this Agreement.

          9.4. Interest On Amounts Due. Any amount payable by one party to another under any provision of this Article IX shall bear interest at the lower of the annual rate of 12% or the highest rate permitted by Law from the date due until paid.


                                   ARTICLE X

                                  DEFINITIONS
                                  -----------

     When used in this Agreement, the following terms shall have the respective meanings set forth below:

     "Accounts Receivable" shall mean all of the accounts, notes, accounts receivable, contract rights to payment of money, drafts, and other instruments, receivables, and rights relating to the payment of money or other forms of consideration, for goods sold or leased or services performed.

     "Additional Agreements" shall mean each Contract execution and delivery of which shall be a condition to any obligation of any party hereunder, including any Contract included in the Solicitation Documents and in Sections 1(c) and 4 of the Letters of Intent, Loan Agreement, Promissory Note, and Security Agreement referred to in Section 5.1.

     "Adverse Change" is defined in Section 2.8.5(a).

     "Affiliate" shall mean, with respect to any Person, a Person directly or indirectly controlling, controlled by or under common control with, such Person. For purposes of this Agreement, "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     "Agreement" shall mean this Agreement and Plan of Merger, including all exhibits and schedules hereto, as the same may hereafter be amended, modified or supplemented from time to time.

          "Agreement with Key Officer-Shareholder" is defined in Section 5.6.

          "Agreement with  Shareholder" is defined in Section 1.5(f).

          "Articles of Incorporation" is defined in Section 1.3(a).

          "Articles  of Merger" is defined in Section  1.1.

          "ARS" is defined in Section 1.1

          "Assets" shall mean all of the Business, goodwill, assets, property, Intellectual Property and rights of every nature, kind and description, whether tangible or intangible, real, personal or mixed, wherever located and whether or not carried or reflected on the Books and Records of Company, owned or used by Company or in which Company has any interest (including the right to use), including any of the foregoing listed on the Schedules hereto or pursuant to the terms hereof not required to be so listed

          "Authority" shall mean any governmental, regulatory or administrative body, agency or authority, any court or judicial authority, any arbitrator, or any public, private or industry regulatory authority, whether international, national, Federal, state, or local.

          "Authorized Disclosures" shall mean:

                (a) Disclosures of confidential information to the extent that such disclosures were previously authorized by the party which owns such confidential information or to whom such confidential information relates (the "Disclosing Party"); or

                (b) Disclosures of confidential information which are, or had previously become, generally known to the public through Legitimate Origins (the term "Legitimate Origins" means that the source or channel of communications and/or documentation was entitled to permit the transmission of the relevant information without breach of this Agreement, any other applicable agreement or duty, or any Law); or

                (c) Disclosures of confidential information to the extent necessary to the enforcement or defense of any claims or causes of action (i) between Parent, Merger Sub or Surviving Corporation, on the one hand, and Company or Shareholders, on the other hand, or (ii) asserted by a third party against Parent, Merger Sub, Surviving Corporation, Company or Shareholders and then only to the extent of disclosure made to governmental authorities or to officials or officers of any court, administrative court or arbitrators before whom such claims or causes of action are asserted, and in any event after five
(5) business days prior written notice to the Disclosing Party describing the confidential information so to be disclosed, to whom it is to be disclosed, and the reasons for disclosure; or

                (d) Disclosures of confidential information to any Authority, or to officials or officers of any court, administrative court or arbitrators, with valid and competent jurisdiction thereof, if directed to disclose such confidential information to and by any of the foregoing, and in any event after five (5) business days prior written notice to the Disclosing Party describing the confidential information so to be disclosed, to who it is to be disclosed, and the reasons for disclosure; or

                (e) Disclosures of confidential information to the officers, directors, employees agents and/or representatives of Parent, Merger Sub, Surviving Corporation, Company or Shareholders who reasonably need to know such information and who have been informed of and have agreed to be bound by the terms and conditions of this Agreement regarding the disclosure and protection of such confidential information.

          "Balance Sheet" shall mean the Company's balance sheet as of December 31, 2001.

          "Balance Sheet Date" shall mean December 31, 2001.

          "Books and Records" shall mean all books and records, ledgers, employee records, customer lists, files, correspondence, and other records of every kind (whether written, electronic, or otherwise embodied) or in which a Person's assets, business, or transactions are reflected.

          "Business" shall mean the business of Company as conducted now by Company anywhere in the world and as would.

          "CERCLA"  shall  mean  the   Comprehensive   Environmental   Response,
Compensation and Liability Act of 1980, 42 U.S.C. Section 9601, et. seq., as the same may be amended from time to time.

          "Closing" is defined in Section 1.2.

          "Closing Date" shall mean the date upon which the Closing occurs.

          "Code" shall mean the Internal Revenue Code of 1986, as the same may hereafter be amended from time to time. Any reference to a specific section of the Code shall refer to the cited provision as the same may be subsequently amended from time to time, as well as to any successor provision(s).

          "Communications" is defined in Section 5.10.

          "Company Common Stock" is defined in Section 1.5(a).

          "Company Debt" means loans from Commercial Federal Bank, loans on Cadence Design Systems, Inc. contracts, amounts of the First Loan utilized to pay off a loan from Power Equities, Inc. (approximately $1,065,000), and any other Liability for borrowed money repaid after funding of the First Loan, but excluding, without limitation, any XXXXXX XXXXXXXXX, or with respect to the First Loan to the extent that proceeds from the First Loan were not used to pay down Liabilities owed by Company to Power Equities, Inc. prior to the advance of the First Loan.

          "Company Intellectual Property" is defined in Section 2.12.3(b).

          "Company Stock Option" shall mean each outstanding option to buy Company Common Stock, whether or not vested or exercisable in accordance with its terms.

          "Contingent Payment" is defined in Section 1.5(d)(ii).

          "Contingent Payment Date" is defined in Section 1.5(d)(iii).

          "Contract" shall mean any contract, agreement, warranty, guaranty, indenture, bond, option, lease, sublease, easement, mortgage, employee benefit plan, collective bargaining agreement, license, purchase order, sales order, commitment, proxy, irrevocable proxy, grant of authority, power, or right or other binding arrangement of any nature whatsoever, express or implied, written or unwritten, and any amendment thereto.

          "Controlled Group" is defined in Section 2.15.2(a).

          "Disclosed Contract" is defined in Section 2.13(a).

          "Dissenting Shares" is defined in Section 1.4(d).

          "Effective Time" is defined in Section 1.1.

          "Employment Agreements" is defined in Section 5.6.

          "Encumbrance" shall mean any security interest; adverse claim; charge; conditional sale contract; easement; lien; mortgage; option; pledge; preemptive right; restriction on transfer, use, right to possess, power to exercise or grant to another any right, or other restriction; reversionary interest; right of first refusal; or similar right; proxy, irrevocable proxy, voting agreement; voting trust arrangement; or any other encumbrance on or limitation or impairment of any right with respect to any kind of property or right whatsoever, whether currently in effect or that may come into effect upon the passage of time or occurrence of a specified circumstance.

          "Environment" shall mean all components of the earth and any elements thereof, including land, soil and subsoil, air, water, any layer of the atmosphere, any organic or inorganic matter, and any living organism including humans.

          "Environmental Laws" shall mean collectively, all applicable Laws and Orders that relate to the protection of the Environment, including public health and safety, including without limitation those that relate to the existence, handling, manufacture, treatment, storage, disposal, use, generation, Release, threatened Release, refining or recycling of Hazardous Materials, including but not limited to the Hazardous Materials Transportation Act (49 U.S.C.ss.ss. 1801 et seq.); the Resource Conservation and Recovery Act of 1976 (42 U.S.C.ss.ss. 6901 et seq.); the Clean Air Act (42 U.S.C.ss.ss. 7401 et seq.); the Federal Water Pollution Control Act (33 U.S.C.ss.ss. 1251 et seq.); the Safe Drinking Water Act (42 U.S.C.ss.ss. 300f et seq.); the Comprehensive Environmental Response; Compensation and Liability Act of 1980 (42 U.S.C.ss.ss. 9601 et seq.); the Superfund Amendments and Reauthorization Act of 1986 (Pub. L. 99-499); the Oil Pollution Act of 1990 (33 U.S.C.A.ss.ss. 2701-2761); the Toxic Substances Control Act (15 U.S.C.ss.ss. 2601 et seq.); the Emergency Planning and Community Right to Know Act (42 U.S.C.ss.ss. 11011, et seq.); the Occupational Safety and Health Act (26 U.S.C.ss.ss. 651 et seq.); the Pollution Prevention Act of 1990 (42 U.S.C.ss.ss. 13101 et seq.) the Atomic Energy Act of 1954 (68 Stat. 919); the Arizona Environmental Quality Act (49 A.R.S.ss.ss. 49-101, et seq.); and all similar or additional federal, state, local or foreign statutes relating to the protection of the Environment, all as amended, and all regulations promulgated thereunder.

          "ERISA" is defined in Section 2.15.1.

          "Escrow Agreement" is defined in Section 5.6.

          "Final Holdback" is defined in Section 1.7.

          "First Loan" shall mean bear the meaning ascribed to such capitalized term set forth in the First Loan Documents, For purposes of clarity, the First Loan is the first $1,250,000 advanced by Parent to Company pursuant to the First Loan Documents.

          "First  Loan  Documents"  shall  mean  the  Loan  Agreement,   Secured
Promissory Note, or Security Agreement, each dated January 23, 2002, between Company and Parent or issued by Company to parent.

          "GAAP" shall mean the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board from time to time applied on a consistent basis.

          "Government Approval" is defined in Section 2.6.

          "Hazardous Materials" means any material or substance (a) the presence and amount of which require reporting, investigation, removal or remediation under any Environmental Laws; (b) that is defined as a "hazardous waste," "hazardous substance," "toxic pollutant" or "contaminant," or any variation of such terms, under any Environmental Laws; (c) that is toxic, explosive, corrosive, flammable, ignitable, infectious, radioactive, reactive, carcinogenic, mutagenic, or otherwise hazardous and is regulated under any Environmental Laws; (d) that contains gasoline, diesel fuel or other petroleum hydrocarbons; or (e) that contains PCBs, asbestos or urea formaldehyde foam insulation.

          "HIPAA" is defined in Section 2.15(c).

          "Holdback Ratio" is defined in Section 1.5(d)(vii).

          "Indemnity Escrow Agreement" is defined in Section 5.7.

          "Information Memorandum" shall mean an information statement to be distributed by Company to the Shareholders, which is in form and substance reasonably satisfactory to Parent.

          "Initial Cash Consideration" is defined in Section 1.2.

          "Initial Consideration" is defined in Section 1.2.

          "Initial Holdback" is defined in Section 1.7.

          "Intellectual Property" shall mean all intangible property, including, without limitation, (i) all Marks; (ii) all unregistered trademarks, service marks, trade names and slogans; (iii) all statutory, common law and registered copyrights and mask work rights, and all applications for the registration thereof; (iv) all Patents; (v) all Software; (vi) all other inventions, discoveries, improvements, processes, formulas (secret or otherwise), algorithms, Trade Secrets, information, know-how and ideas (including those owned but in the possession of third parties); (vii) all Technical Documentation and information and data contained therein; and (viii) rights under Contracts or otherwise to acquire in the future any of the foregoing, or to acquire any of the foregoing which may be created, invented, completed, perfected, reduced to practice, or come into being in the future.

          "Inventories" shall mean all inventories, including, without limitation, inventories of raw materials, work in progress, storehouse stocks, materials, supplies, finished goods and consigned goods, owned by Company or in which Company has any interest (including the right to use), whether located on the premises of the Business, in transit to or from such premises, in storage facilities or otherwise.

          "Irrevocable Proxy" is defined in Section 5.6.

          "Investment" is defined in Section 4.8.

          "Key Officers" is defined in Section 2.21(b) ---------------

          "Knowledge of Company" or "Company's knowledge" or similar terms means the actual knowledge of the Key Officers.

          "Law" shall mean any provision of any constitution, statute, or law, ordinance, regulation, rule, or binding action, order, or pronouncement of an Authority.

          "Letters of Intent" shall mean the Letter of Intent dated January 7, 2002, and Letter of Intent dated March 4, 2002, in each case between Parent and Company.

          "Liability" shall mean any direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation, or responsibility, known or unknown, liquidated or unliquidated, accrued, absolute, contingent or otherwise, and whether or not of a kind required by GAAP to be set forth on a financial statement

          "Loan Agreement" is defined in Section 5.1.

          "Losses" shall mean all damages, awards, judgments, payments, diminutions in value and other losses, however suffered or characterized, all interest thereon, all costs and expenses of investigating any claim, lawsuit or arbitration and any appeal therefrom, all attorneys' fees and expenses actually incurred in connection therewith, whether or not such claim, lawsuit or arbitration is ultimately defeated, and all amounts paid incident to any compromise or settlement of any such claim, lawsuit, or arbitration.

          "Marks" shall mean all registered and unregistered trademarks, service marks, trade names, and slogans, all applications therefor.

          XXXXXXXXXXXXXXXXXXXXXXXXXXXX

          XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX

          "Merger" is defined in Section 1.3(a).

          "Merger Consideration" is defined in Section 1.4(a).

          "Millaway" means Steve D. Millaway.

          "Notice of Meeting" shall mean the notice of Shareholders meeting referred to in Section 2.1.4 (d).

          "Option Holder" shall mean the holder of a Company Stock Option.

          "Order"  shall  mean  any  decree,  order,   judgment,   writ,  award,
injunction, rule or consent of or by an Authority.

          "Parent Common Stock" shall mean the common stock of the Parent, par value $.10 per share.

          "Patents" shall mean all patents, including, without limitation, all reissues, divisions, continuations, continuations in part, utility models and design patents, all patent applications (including without limitation, provisional applications), and all associated claims, inventions, industrial models, processes, designs, technical information, shop rights, know-how, Trade Secrets, processes, operating, maintenance and other manuals, drawings and specifications, process flow diagrams and related data.

          "Permitted Encumbrances" means Encumbrances consisting of (a) Encumbrances for Taxes, assessments, governmental charges or levies which are not yet due and payable, (b) Encumbrances for the non-material claims of landlords, carriers, contractors, materialmen, repairmen, mechanics and similar persons, (c) any existing applicable building and zoning ordinances, and (d) those items set forth in Schedule X.

          "Person" shall mean any entity, corporation, company, association, joint venture, joint stock company, partnership, trust, organization, individual (including personal representatives, executors and heirs of a deceased individual), nation, state, government (including agencies, departments, bureaus, boards, divisions and instrumentalities thereof), trustee, receiver or liquidator or any two or more persons deemed a person by Section 13(d) of the Exchange Act.

          "Plan" is defined in Section 2.15.1.

          "Plan of Merger" is defined in Section 2.1.3.

          "Purchaser Indemnitee" is defined in Section 8.1.

          "Purchaser Representative Questionnaire" shall mean the purchaser representative questionnaire to be included in the Solicitation Documents.

          "Qualified Plans" is defined in Section 2.15.2(a).

          "Real Property" shall mean, collectively, all real properties and interests therein (including the right to use or occupy), together with all buildings, fixtures, trade fixtures, plant and other improvements located thereon or attached thereto; all rights arising out of use thereof (including air, water, oil and mineral rights); and all subleases, franchises, licenses, permits, easements and rights-of-way which are appurtenant thereto.

          "Registered IP" is defined in Section 2.12.3(a).

          "Release" shall mean any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, migrating, leaching, dumping, or disposing into the Environment.

          "Request for Purchaser Representative" shall mean the request for purchaser representative to be included in the Solicitation Documents.

          "Section 1.5A Election" is defined in Section 1.5(a).

          "Seller Indemnitee" is defined in Section 8.2.

          "Shareholder" shall mean the Persons identified in Schedule 2.3 as an owner of Company Common Stock as of the Effective Time.

          "Shareholder Approval" is defined in Section 2.1.3.

          "Shareholder Questionnaire" shall mean the shareholder questionnaire to be included in the Solicitation Documents.

          "Software" shall mean all partial or whole "software" and "firmware" and documentation thereof (including, without limitation, all electronic data processing systems and program specifications, source codes, object codes, routines, microcodes, input data and report layouts and formats, record file layouts, outlines, documentation, diagrams, specifications and narrative descriptions and flow charts).

          "Solicitation Documents" is defined in Section 4.9.

          "St. Pierre" is defined in Section 2.12.6(b).

          "Surviving Corporation" is defined in Section 1.3(a).

          "Tangible Personal Property" shall mean all machinery, equipment, vehicles, trucks, automobiles, furniture, supplies, spare parts, computers, hardware, tools, stores and other tangible personal property or interest therein (including the right to use or possess), other than the Books and Records.

          "Tax Returns" shall mean, collectively all Federal, state, foreign, and local Tax reports, returns, information returns and other related documents required by any relevant Taxing Authority to be filed with such Authority.

          "Taxes" shall mean, collectively all taxes, including without limitation, income, gross receipts, net proceeds, alternative, add-on, minimum, ad valorem, value added, turnover, sales, use, property, personal property (tangible and intangible), stamp, leasing, excise, duty, franchise, transfer, license, withholding, payroll, employment, fuel, excess profits, environmental, occupational, interest equalization, windfall profits and severance taxes, and all other like governmental charges.

          "Technical Documentation" shall mean all technical information and documentation, including, without limitation, all partial or whole designs, drawings, schematics, board layouts, bills of material, chip tooling, pattern generation tapes, test tapes, logic diagrams, circuit diagrams, partial or whole mask, board, chip or cell designs, outlines, or other specifications, descriptions used in the Business, or documentation, writings, drawings, papers, records, books, tapes, disks, or other tangible medium embodying any of the Intellectual Property.

          "Third Party Consent" is defined in Section 2.6.

          "Trade Secrets" shall mean without limitation any information, including a formula, pattern, compilation, program, device, method, technique, or process, that derives independent economic value, actual or potential, from not being generally known to the public or to other persons who can obtain economic value from its disclosure or use, whether or not used in the Business, and is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. Without limiting the foregoing definition in any way, Trade Secrets include inventions, technical and business information, such as information set out in or relating to computer programs, engineering or technical data, drawings, designs, design techniques and methodologies, manufacturing techniques, research and development plans and practices, cost data, pricing practices and policies, marketing practices and policies, licensing practices and policies, and the identity and location of past, present, or prospective suppliers, licensors, licensees, or customers.

          "Transaction   Expenses"   means  expenses   incurred  by  Company  in
connection with the Merger, including fees and expenses of its outside financial, legal and accounting advisors.

          "Transfer Agent" means American Stock Transfer & Trust Company, or if such Person is no longer Parent's Transfer Agent, any other transfer agent retained by Parent in lieu thereof.

          "Travel" is defined in Section 5.10.

          "USB GT3200" is defined in Section 1.5(c)(i).

          "Voting Agreement" is defined in Section 5.6.


                                   ARTICLE XI

                                 MISCELLANEOUS
                                 -------------

          11.1. Expenses of Transaction. Company on the one hand, and Parent and Merger Sub, on the other, shall each bear their own direct and indirect expenses incurred in connection with the negotiation and preparation of this Agreement and the Additional Agreements and the consummation and performance of the transactions contemplated herein or therein (it being understood that such expenses of Company, to the extent unpaid as of the Closing, shall be paid from Company cash on hand as of the Closing).

          11.2. Confidentiality. Subject to any Authorized Disclosures, whether or not the transactions contemplated herein shall be concluded, all information obtained by any party about any other party and all of the terms and conditions of this Agreement and the Additional Agreements shall be kept in confidence by each party, and shall be deemed to be confidential information; and provided that from and after the Closing, Parent shall not be obligated hereunder to keep any such confidential information concerning Company confidential.

          11.3. Publicity. No publicity release or announcement concerning this Agreement or the transactions contemplated herein shall be issued without advance written approval of the form and substance thereof by Parent and Company; provided, however, that such restrictions shall not apply to any disclosure required by any Authority, applicable Law or the applicable rules of any securities market.

          11.4. Notices. All notices, requests and other communications hereunder shall be in writing and shall be delivered by courier or other means of personal service (including by means of a nationally recognized courier service or a professional messenger service), or sent by telecopy or mailed first class, postage prepaid, by certified mail, return receipt requested, in all cases, addressed to:

                  Parent:

                           Standard Microsystems Corporation
                           80 Arkay Drive
                           P.O. Box 18047
                           Hauppauge, New York  11788-8847
                           Telecopy: (631) 434-1348
                           Attention: Steven J. Bilodeau,
                                      President and Chief Executive Officer

                  With copies to:

                           Standard Microsystems Corporation
                           80 Arkay Drive
                           P.O. Box 18047
                           Hauppauge, New York  11788-8847
                           Telecopy: (631) 434-1348
                           Attention:  George W. Houseweart,
                                       Senior Vice President and General Counsel

                           Loeb & Loeb LLP
                           345 Park Avenue
                           New York, New York  10154-0037
                           Telecopy: (212) 407-4990
                           Attention:  David C. Fischer, Esq.

                  Company:

                           Gain Technology Corporation
                           2700 W. Broadway Blvd.
                           Tucson, Arizona  85745
                           Telecopy:  (520) 545-9214
                           Attention: Margaret Koppen, Esq.

                  With copies to:

                           Steve Millaway
                           3815 W. Anklam
                           Tucson, Arizona  85745
                           Telecopier:  (520) 545-9214

                           Doug Smith
                           2738 W. Avenida Azahar
                           Tucson, Arizona  85745
                           Telecopier:  (520) 545-9214

                           Ron Weinreb
                           7741 E. Calle Del Minique
                           Tucson, Arizona  85750
                           Telecopier:  (520) 545-9214

                           Roy Scott Kaller
                           762 E. Desert Flower Lane
                           Phoenix, Arizona  85048
                           Telecopier:  (520) 545-9214

                           Bryan Cave LLP
                           1 Renaissance Square
                           Two North Central Ave., Suite 2200
                           Phoenix, Arizona 85004-4406
                           Telecopy: (602) 364-7070
                           Attention: Christopher A. Lause

All notices, requests and other communications shall be deemed given on the date of actual receipt or delivery as evidenced by written receipt, acknowledgement or other evidence of actual receipt or delivery to the addressee. In case of service by telecopy, a confirmation copy of such notice shall be sent, on the date notice is given, by certified mail as set forth above. Either party hereto may from time to time by notice in writing served as set forth above designate a different address or a different or additional person to which all such notices or communications thereafter are to be sent or given.

          11.5. Further Assurances. Parent, on the one hand, and Company on the other hand, shall use their respective commercially reasonable best efforts to proceed promptly with the transactions contemplated herein, to fulfill or to cause to be fulfilled the covenants made by it or the conditions precedent to the obligations of the other side to consummate the transactions contemplated hereby, and to execute (before or after the Closing) such further documents and other papers and perform such further acts as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated herein.

          11.6. Modifications and Amendments; Waivers and Consents. At any time prior to the Closing Date or termination of this Agreement, Parent, on the one hand, and Company, on the other hand, may, by written agreement:

                (a)  extend  the  time  for  the   performance  of  any  of  the
obligations or other acts of the other side;

                (b) waive any inaccuracies in the representations and warranties made by the other side contained in this Agreement or any other agreement or document delivered pursuant to this Agreement; and

                (c) waive compliance with any of the covenants or agreements of the other side contained in this Agreement. However, no such waiver shall operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits a waiver or consent by or on behalf of any party hereto, such waiver or consent shall and may only be given in writing.

          11.7. Entire Agreement. This Agreement (including the Schedules and Exhibits hereto), the Additional Agreements, and the documents and instruments to be executed and delivered pursuant hereto or thereto are the final, complete, and exclusive agreement among the parties with respect to the transactions contemplated hereby; supersede all prior agreements, understandings and representations written or oral, with respect thereto; and may not be contradicted by evidence of any such prior or contemporaneous agreement, understanding or representation, whether written or oral.

          11.8. Governing Law. This Agreement (including without limitation, the interpretation of the representation and warranties) is to be governed by and construed in accordance with the internal Laws of the State of New York applicable to a contract wholly negotiated, signed, and to be performed within such state. The parties to this Agreement hereby irrevocably and unconditionally
(i) agree that any suit, action or proceeding against it arising out of this Agreement or any of the transactions contemplated hereby shall be brought in any New York State or Federal court sitting in New York, (ii) waive, to fullest extent it may effectively do so, any objection which it may have to the laying of venue of any such suit, action or proceeding and (iii) submit to the exclusive jurisdiction of such courts in any suit, action or proceeding and agrees that any process or notice of motion or other application to any court may be served on it within or outside such court's territorial jurisdiction by registered or certified mail or by personal service at such party's address set forth herein.

          11.9. Binding Effect. This Agreement and the rights, covenants, conditions and obligations of the respective parties hereto and any instrument or agreement executed pursuant hereto shall be binding upon the parties and their respective successors, assigns, and legal representatives. Neither this Agreement, nor any rights or obligations of any party hereunder, may be delegated or assigned by a party without the prior written consent of the other parties.

          11.10. Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. In making proof of this Agreement it shall not be necessary to produce or account for more than one counterpart.

          11.11. Section Headings. The section headings of this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

          11.12. Gender; Tense, Etc. Where the context or construction requires, all words applied in the plural shall be deemed to have been used in the singular, and vice versa; the masculine shall include the feminine and neuter, and vice versa; and the present tense shall include the past and future tense, and vice versa.

          11.13. No Third Party Rights. Except as otherwise expressly set forth in Articles VIII, IX and XI nothing in this Agreement, whether express or implied, shall confer any rights or remedies under or by reason of this Agreement on any Person other than the parties hereto, and their respective successors and assigns, nor shall anything in this Agreement to relieve or discharge the obligation or Liability of any third Person to any party to this Agreement, nor shall any provision give any third Person any right of subrogation or action over against any party to this Agreement.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


                            STANDARD MICROSYSTEMS CORPORATION


                            By:
                               -------------------------------------
                               Steven J. Bilodeau,
                               President and Chief Executive Officer


                            SMSC SUB INC.


                            By:
                               -------------------------------------
                               Steven J. Bilodeau,
                               President and Chief Executive Officer


                            GAIN TECHNOLOGY CORPORATION


                            By:
                               -------------------------------------
                               Name:
                               Title:

                                    SCHEDULES



1.5(c)(i)                Calculation of Section 1.5(c)(i) Contingent Payment
                                        -----------------

1.5(c)(ii)               Calculation of Section 1.5(c)(ii) Contingent Payment
                                        ------------------

1.5(c)(iii)              Calculation of Section 1.5(c)(iii) Contingent Payment
                                        -------------------

2.1                      Location of Assets; Addresses of Company Offices

2.3                      Ownership of Company Common Stock and Options

2.5                      Company Contracts with Key Officers and Affiliates

2.6                      Consents

2.8.1                    Financial Statements

2.8.2                    Undisclosed Liabilities

2.8.3                    Company Inventory

2.8.4                    Accounts Receivable

2.8.5                    Post Balance Sheet Date Changes

2.8.6                    Liabilities

2.9                      Tax Matters

2.10                     Government Approvals

2.11                     Litigation

2.12.1                   Leases for Real Property

2.12.2A                  Tangible Personal Property Owned by Company

2.12.2B                  Tangible Personal Property Not Owned by Company

2.12.3A                  Registered IP

2.12.3B                  Company Intellectual Property Violations

2.12.3F                  Third Party Intellectual Property Rights

2.12.3H Employee Confidentiality Agreements and Former Employees in Possession of Trade Secrets

2.12.6A                  Products

2.12.6B                  Designs

2.12.6C                  Warranties

2.12.5                   Necessary Properties

2.13A                    Enforceability of Contracts

2.13C                    Agreements Under Current Discussion

2.15.1                   Employee Benefit Plans

2.15.2                   ERISA Exceptions

2.16                     Suppliers & Business Relationships

2.17                     Powers of Attorney and Suretyships

2.18                     Insurance

2.19                     Environmental Matters

2.20                     Books and Records

3.4                      Representation and Warranties of Parent

5.5                      Employees Executing Offer Letters

5.8                      Third Party Consents

5.13                     Resignations

X                        Permitted Encumbrances

                               Schedule 1.5(c)(i)

If Parent's 2003 fiscal year consolidated net revenue from USB GT3200 chip product sales, shall equal or exceed $4,000,000, Parent shall distribute a Contingent Payment pursuant to Section 1.5(c)(i) totaling the sum of $3,500,000 plus 9.375% of the amount by which such revenue shall exceed $4,000,000, except that in no case shall such Contingent Payment exceed $5,000,000. Consolidated net revenues shall include revenues from the sale of the USB GT3200 chip product derived by Parent and/or Surviving Corporation and recorded on a consolidated basis in accordance with GAAP, adjusted for sales returns and allowances and sales discounts.

                           Schedule 1.5(c)(ii)

(a) Parent shall distribute a Contingent Payment totaling $2,500,000, pursuant to Section 1.5(c)(ii), if (1) Parent's consolidated net income per share from continuing operations for the quarter ending May 31, 2003, shall exceed Parent's pro-forma net income per share from continuing operations for such period, determined as if the Merger had not occurred, and (2) Company's net income for such period shall equal or exceed zero.

(b) In computing Parent's pro-forma net income per share from continuing operations, net income from continuing operations shall mean Parent's after tax consolidated net income from continuing operations after removing the effects of:

     >    All components of net income recorded on the local books of Company

     > incremental expenses, including interest, incurred by Parent as a result of owning Company

     > incremental revenue and other income earned by Parent as a result of owning Company

     > amortization of intangible assets arising from the acquisition, in accordance with generally accepted accounting principles.

(c) Shares used in the calculation of Parent's pro-forma net income per share from continuing operations shall be the same number of shares as used in computing Parent's net income per share from continuing operations, excluding only the effect of:

     >    Shares issued or issuable pursuant to Section 1.5

     > Parent stock options and restricted stock awards granted to employees of Company.

(d) All financial or accounting items shall be determined in accordance with GAAP, as applied by Parent, subject to the following:

     > Amortization of intangible assets may not exceed $500,000 in either the calculation of net income per share from continuing operations or the calculation of pro-forma net income per share from continuing operations

     > Parent net income from continuing operations may not exceed $2,545,000 in either the calculation of net income per share from continuing operations or the calculation of pro-forma net income per share from continuing operations

(e) Company's net income, for purposes of (a)(2) above, shall equal the after-tax value of the sum of:

     > All components of net income recorded on the local books of Company (such books being separate from Company's books)

     > incremental expenses, including interest, incurred by Parent as a result of owning Company

     > incremental revenue and other income earned by Parent as a result of owning Company amortization of intangible assets arising from the acquisition, in accordance with GAAP, up to a maximum of $500,000.

     > Amortization of intangible assets arising from the acquisition, in accordance with GAAP, up to a maximum of $500,000.

     > Subject to the changes listed below, Parent shall not permit Surviving Corporation to change its accounting practices and/or procedures in a manner inconsistent with: (a) GAAP, or (b) Company practices and/or procedures immediately prior to Closing; in a manner that will negatively affect such calculation. Effective March 1, 2002, Surviving Corporation shall make the following changes to its accounting practices and/or procedures:

          (1)  Accounting for vacation to conform to changed vacation policy.

          (2)  Accounting for mask costs to conform to Parent's policy.

                              Schedule 1.5(c)(iii)

If Enabled Revenue shall equal or exceed $10,000,000 but be less than $15,000,000, Parent shall distribute a Contingent Payment pursuant to Section 1.5(c)(iii) in the amount of $3,500,000. If Enabled Revenue shall equal or exceed $15,000,000, the preceding sentence shall not apply, and Parent shall distribute a Contingent Payment pursuant to Section 1.5(c)(iii) totaling the sum of $7,000,000 plus 20% of the amount by which Enabled Revenue shall exceed $15,000,000, except that in no case shall such Contingent Payment exceed $10,000,000.

Enabled Revenue shall mean the amount of projected Parent 2004 fiscal year consolidated revenue in Parent's 2004 business plan approved by Parent's board of directors ("Board") attributable to the Contribution Percentages of sales of Qualifying Products.

Qualifying Products shall be those products designed in whole or part by Company and approved in writing by Parent's CEO through Parent's Marketing Requirements Document (MRD), Product Development Plan (PDP), or Small Business Case (SBC) approval process.

A Contribution Percentage of a Qualifying Product shall be the percentage of projected Parent 2004 fiscal year sales of such Qualifying Product that the CEO shall determine shall constitute Enabled Revenue.

The Justice Program has already been approved via the PDP process, and its Contribution Percentage is 33.33%.

Raytheon business, IP licensing revenue, design revenue, and USB GT3200 (and derivatives thereof) or GT3100 (and derivatives thereof) revenue shall not constitute Enabled Revenue.

                                    EXHIBITS



Exhibit 1.1A             Form of Articles of Merger

Exhibit 1.3              Officers and Directors of Surviving Corporation

Exhibit 1.5              Model Computation under Section 1.5

Exhibit 4.9L             Amendment to Bridge Loan

Exhibit 4.9M             Amendment to Bridge Loan

Exhibit 5.4              Employee Sideletter

Exhibit 5.5              Form of Employee Offer Letter

Exhibit 5.6              Certain Agreements with Key Officers

Exhibit 5.7              Indemnity Escrow Agreement

Exhibit 5.19             Form of Nondisclosure Agreement

 Exhibit 99.1
 ------------


            SMSC Completes Acquisition of Gain Technology Corporation

        Acquisition Adds Prolific Analog and Mixed-Signal Design Team and
               Broadens SMSC's Connectivity Solutions Capabilities

HAUPPAUGE,  N.Y - June 4,  2002 -  Standard  Microsystems  Corporation  (Nasdaq:
SMSC), a leading provider of Real World Connectivity solutions for a broad range of high-speed communication and computing applications, announced today that it has completed its acquisition of Gain Technology Corporation (Gain), a designer, developer and supplier of high-performance analog and mixed-signal integrated circuits (IC's) and proprietary intellectual property cores.

The acquisition brings to SMSC a veteran analog and mixed-signal development team of 35 engineers and designers with an average of more than ten years experience.

"With our acquisition of Gain now complete, we have significantly enhanced our analog and mixed-signal capabilities," said Steven J. Bilodeau, Chairman, President and Chief Executive Officer of SMSC. "This acquisition will enable SMSC to further expand its breadth of state-of-the-art products serving both the PC and Embedded markets, accelerating penetration into a wide range of new market applications and enhancing opportunities for revenue growth."

Gain recently announced the GT3200, the first in a family of high-performance analog physical layer (PHY) and high-speed serial data communication IC's specifically designed for the new USB 2.0 standard. This stand-alone PHY is USB
2.0 Transceiver Macrocell Interface (UTMI) compliant and is the lowest-power solution available in the market today, enabling OEM's to provide the most efficient bus powered USB 2.0 product solutions. It is fully certified by the USB-IF consortium and complements SMSC's new line of Hi-Speed USB 2.0 products, which include the USB97C201 True Speed ATA/ATAPI/CF Bridge Controller for external disk drives and the USB97C210 Memory Card Controller for USB memory card readers.

Other products leveraging Gain's expertise will include RF Wireless and additional high-performance serial transceiver IC's, providing transport speeds exceeding multi-gigabits per second. These products will target the needs of system manufacturers designing next generation desktop and mobile PCs, servers, storage and media intensive peripheral applications including printers, scanners and digital cameras.

Under terms of the acquisition, SMSC's initial payment was approximately $34 million, about half in cash and the balance in shares of SMSC common stock. Additional payments of cash and SMSC common stock may be made to Gain stockholders in fiscal 2004 upon achievement of certain performance goals. The acquisition is expected to be accretive in the fourth quarter of ownership (first quarter of fiscal 2004) and is projected to contribute more than $20 million of revenue to SMSC's fiscal year 2004, which begins March 1, 2003.

About SMSC:

SMSC provides Real World Connectivity(TM) solutions for high-speed communication and computing applications. Leveraging a broad intellectual property portfolio and an extensive history in the design of the world's most preferred Advanced Input/Output products, SMSC delivers integrated hardware and software solutions to manage systems and connect peripherals in today's rapidly evolving computing architectures. SMSC works with industry leading OEMs to combine advanced digital, mixed-signal and analog functionality into Application Specific Standard Products.

The Company's Embedded Products connect people, machines and information. SMSC delivers integrated Ethernet and USB 2.0 solutions, along with a diverse range of other products, for network printers, set-top boxes, home gateway products, car navigation systems, cellular base stations, USB peripherals and more.

SMSC is based in Hauppauge, New York and maintains offices worldwide, including locations in North America, Asia, Europe and Japan. SMSC operates engineering design centers in San Jose, CA, Hauppauge, NY, Austin, TX, Tucson, AZ and Phoenix, AZ. More information about the Company is available on the World Wide Web at http://www.smsc.com.

Safe Harbor  Statement  under the Private  Securities  Litigation  Reform Act of
1995:

This news release contains forward-looking statements regarding the impact of the acquisition on SMSC's operating results, future market demand and acceptance of SMSC's and Gain's products, and development of new business and products of the combined company which involve risks and uncertainties. These statements can be identified by use of the words "will," "plan," "expect," "estimate" and similar phrases. The forward-looking statements are not guarantees, and actual future results may vary materially from those discussed herein. Factors that may cause such differences include, but are not limited to, risks involving SMSC's ability to successfully combine the operations of the two companies; to manage the development, production, and marketing of new products intended to be introduced by the combined companies; or generally to succeed in markets new to SMSC, against competitors with greater resources and market experience than the combined companies; and the other risks detailed from time to time in SMSC's periodic reports filed with the Securities and Exchange Commission, including but not limited to its annual report on Form 10-K for the fiscal year ended February 28, 2002.

Standard Microsystems is a registered trademark, and SMSC and Real World Connectivity are trademarks of Standard Microsystems Corporation. Product names and company names are trademarks of their respective holders.

Contact:

Standard Microsystems Corporation
Carolynne Borders, Voice: 631/435-6626, Fax: 631/273-5550
carolynne.borders@smsc.com